UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RBB BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To Our Shareholders:

On behalf of the Board of Directors (the “Board”) of RBB Bancorp (the “Company”), we are pleased to invite you to participate in the 2026 annual meeting of the Company’s shareholders (the “Annual Meeting”), which will be held on Thursday, May 21, 2026, at 9:00 a.m., Pacific Time in person at Royal Business Bank Corporate Headquarters, 1055 Wilshire Blvd., Suite 1200, Los Angeles, California 90017, with options to also participate via live webcast or telephonically, using the instructions set forth below and in the Proxy Statement.

To participate in the Annual Meeting telephonically, call George Lai at 213-699-2961 anytime in advance of the Annual Meeting, to obtain the Annual Meeting phone number and access code, or to participate in the Annual Meeting via live webcast, access the following website:  https://attendee.gotowebinar.com/register/1748186558835430746 and use the proxy control number on your proxy card as the access code, and participate live in the webcast.

At the Annual Meeting, you will be asked to elect nine (9) directors, each for a one-year term or until their successors are elected and qualified, to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”) and to ratify the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026.

The Board has determined that each of the proposals that will be presented to the shareholders for consideration at the Annual Meeting are in the best interests of the Company and its shareholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs and “FOR” ratification of Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.

Only shareholders of record at the close of business on March 24, 2026, are entitled to notice of and to vote at the Annual Meeting.

We have elected to provide access to our proxy materials by the Internet in accordance with the Securities and Exchange Commission’s “notice and access” rules. Accordingly, on or about April 10, 2026, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials. On the date of mailing, all shareholders of record and beneficial owners will have the ability to access our proxy materials at the website address set forth in the Notice of Internet Availability of Proxy Materials and in the accompanying Proxy Statement. These proxy materials will be available free of charge. We are constantly focused on improving ways our shareholders can access information about the Company and believe that providing our proxy materials by the Internet increases the ability of our shareholders to access the information they need while simultaneously reducing the cost and materials of the Annual Meeting.

Your vote is very important. Whether or not you expect to attend the Annual Meeting in person or participate telephonically or via a live webcast, we encourage you to cast your vote via the Internet, by phone or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by phone are stated on the proxy card and in the enclosed Proxy Statement. If you hold your shares of the Company’s common stock through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of the Company’s common stock must be represented, either in person or by proxy, for us to transact business at the Annual Meeting.

Each proxy is revocable and will not affect your right to vote in person if you participate in the Annual Meeting. If you hold your shares in certificate form and participate in the Annual Meeting telephonically or via a live webcast, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares telephonically or via the Internet at the Annual Meeting. If you hold your shares in certificate form, please indicate on the proxy whether or not you expect to participate in the Annual Meeting telephonically or via the live webcast.

We look forward to seeing or hearing from you at the Annual Meeting.

Sincerely yours,

/s/ Johnny Lee

Johnny Lee

President and Chief Executive Officer

1055 Wilshire Blvd., Suite 1200, Los Angeles, CA 90017

April 10, 2026

NOTICE OF THE 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2026

TO THE SHAREHOLDERS OF RBB BANCORP:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of RBB Bancorp (the “Company”) will be held on Thursday, May 21, 2026, at 9:00 a.m., Pacific Time in person at Royal Business Bank Corporate Headquarters, 1055 Wilshire Blvd., Suite 1200, Los Angeles, California 90017, with options to participate telephonically and via a live webcast. You will be able to participate in the Annual Meeting (1) telephonically by calling George Lai at 213-699-2961 anytime in advance of the Annual Meeting to obtain the Annual Meeting phone number and access code, or (2) by accessing the following website:  https://attendee.gotowebinar.com/register/1748186558835430746 and using the proxy control number on your proxy card as the access code, and participating live in the webcast.

The proxy materials for this Annual Meeting, which consist of the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025, are available free of charge at the Company’s website at https://ir.rbbusa.com/financial-information/sec-filings.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.

Election of Directors. To elect the following nine (9) individuals to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified:

Robert M. Franko	David R. Morris
Christina Kao	Geraldine Pannu
Dr. James W. Kao	Scott Polakoff
Joyce Wong Lee	Frank Wong
Johnny Lee

2.	Advisory Vote on Named Executive Officers Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers.

3.	Ratification of Appointment of Independent Auditors. To ratify the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026.

4.	To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

Nominations for election of members of the Board of Directors of the Company may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in this Notice of the 2026 Annual Meeting of Shareholders (this “Notice”)) shall be made in writing and shall be delivered to the Chief Executive Officer of the Company by the close of business on April 30, 2026, which is twenty-one (21) days prior to the Annual Meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance with this paragraph shall be disregarded by the chair of the Annual Meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

Dated: April 10, 2026	By Order of the Board of Directors
/s/ David Morris
David Morris
Corporate Secretary

IMPORTANT: Whether or not you expect to participate in the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by phone or mail by using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Submitting your proxy will not prevent you from voting your shares telephonically or via a live webcast during the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

RBB BANCORP

1055 Wilshire Blvd., Suite 1200

Los Angeles, California

PROXY STATEMENT

GENERAL INFORMATION

For the 2026 Annual Meeting of Shareholders

To Be Held on Thursday, May 21, 2026

Our Board of Directors is soliciting proxies to be voted at our 2026 Annual Meeting of Shareholders (“Annual Meeting”) on May 21, 2026, at 9:00 a.m., Pacific Time, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are first being sent or delivered to shareholders of the Company on or about April 10, 2026.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to RBB Bancorp, the term “Bank” refers to Royal Business Bank and the terms “Board of Directors” and “Board” refer to the Board of Directors of the Company or the Bank, as the case may be.

Information About the Annual Meeting, Voting and Proxies

Who May Vote?

If you were a shareholder of record of the Company’s common stock at the close of business on March 24, 2026 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. If any shareholder participating in the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. See “What Is Cumulative Voting and How Do I Cumulate My Shares?” below. On the Record Date of March 24, 2026, a total of 17,074,159 shares of common stock were entitled to be voted. We have no other class of stock outstanding.

What Is Cumulative Voting and How Do I Cumulate My Shares?

For the election of directors (Proposal No. 1), California law provides that a shareholder of a California corporation, or such shareholder’s proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by such shareholder, multiplied by the number of directors to be elected, and such shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as such shareholder deems appropriate.

Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the Annual Meeting, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder’s discretionary authority to do so, pursuant to the proxies solicited in this Proxy Statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this Proxy Statement.

How Do I Vote?

Voting in Person. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Directions to the Annual Meeting may be found at https://ir.rbbusa.com/events-and-presentations/events.

Voting Telephonically or via Live Webcast During the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If any shareholders wish to vote their shares during the Annual Meeting, you can vote (1) in person by attending the Annual Meeting at Royal Business Bank Corporate Headquarters, 1055 Wilshire Blvd., Suite 1200, Los Angeles, California 90017, (2) telephonically by calling George Lai at 213-699-2961 anytime in advance of the Annual Meeting, to obtain the Annual Meeting phone number and access code, or (3) by accessing the following website:  https://attendee.gotowebinar.com/register/1748186558835430746 and using the proxy control number on your proxy card as the access code, and participating live in the webcast.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record as of the Record Date, you may direct how your shares are voted without participating in the Annual Meeting in one of the following ways:

•

Voting by Phone. You may vote by calling 1-800-690-6903 to transmit your voting instructions through touch-tone telephone. The deadline for voting by phone is 11:59 p.m., Eastern Time, on Wednesday, May 20, 2026.

•

Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is 11:59 p.m., Eastern Time, on Wednesday, May 20, 2026.

•

Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage-prepaid envelope.

Even if you plan to participate in the Annual Meeting in person, telephonically or via the live webcast, we recommend that you submit your proxy in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to join the Annual Meeting. Submitting your proxy by phone, Internet or mail will not affect your right to vote in person, telephonically or via the live webcast should you decide to participate in the Annual Meeting. If you do participate in person, telephonically or via the live webcast and vote your shares at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

How Will the Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by phone, the Internet or completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR” all director nominees (Proposal No. 1); “FOR” approval of a non-binding advisory vote on the compensation of the Company's Named Executive Officers (“NEOs”) (Proposal No. 2); and “FOR” ratification of the appointment of Crowe LLP as the Company's independent auditor for the fiscal year ending December 31, 2026 (Proposal No. 3).

If any other matter should be properly presented at the Annual Meeting or any postponements or adjournments thereof upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account, please read the information below under the caption “How Are Voting Shares Held by Brokers, Banks and Other Nominees Handled?” regarding how your shares may be voted.

What Is the Difference between a Shareholder of Record and a Beneficial Owner of Shares Held in “Street Name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in ‘‘street name,’’ and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account.

How Do I Get More Information about the Company?

The Notice provides Internet instructions on how to access and review the proxy materials, including our consolidated financial statements for the fiscal year ended December 31, 2025 filed on Form 10-K (the "2025 Annual Report”) with the Securities and Exchange Commission (“SEC”). Our 2025 Annual Report includes a list of exhibits filed with the SEC, either as part of the 2025 Annual Report or as part of other filings made with the SEC.

If you wish to receive copies of our 2025 Annual Report or other filings made with the SEC, please visit www.sec.gov, or visit the Company’s website at https://ir.rbbusa.com/financial-information/sec-filings, or write to the following address: Investor Relations, RBB Bancorp, 1055 Wilshire Blvd., Suite 1200, Los Angeles, CA 90017. You may also send your request by e-mail to: investorrelations@rbbusa.com. Information on the Company’s website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

The Company’s 2025 Annual Report is included with the proxy materials.

How Are Voting Shares Held by Brokers, Banks and Other Nominees Handled?

We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you participate in the Annual Meeting and do not obtain a legal proxy or broker’s proxy from your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.

Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on the compensation of the Company's NEOs) are considered “non-routine.” Therefore, if you hold your shares in street name and want your shares to be voted on these proposals, you must give voting instructions to your broker. Proposal No. 3 (ratification of the appointment of the independent auditors) is considered routine and may be voted upon by your broker even if you do not provide instructions to your broker. If you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3, your shares will be treated as "broker non-votes" on each of the other proposals at the Annual Meeting.

What Is the Vote Required for a Quorum and to Approve the Proposals?

Quorum Requirement. Our Bylaws require that a quorum - that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting - be present at the Annual Meeting, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement). Abstentions and broker non-votes will be counted as present for this purpose. If the shares represented at the Annual Meeting are not sufficient to transact business, we may adjourn or postpone the meeting to permit the further solicitation of proxies.

Proposal No. 1 – Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the nine (9) nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and “broker non-votes” will not be counted in determining the outcome of the election. However, shares voted “Withhold” and “broker non-votes” are considered present at the meeting for purposes of determining whether a quorum is present.

Proposal No. 2 – Advisory Vote on the Compensation of the Company's NEOs. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, the 2025 compensation of the Company's NEOs, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

Proposal No. 3 – Ratification of the Appointment of Crowe LLP as the Company's Independent Auditor for the Fiscal Year Ending December 31, 2026. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Crowe LLP as the Company's independent auditor for the fiscal year ending December 31, 2026, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

How Do I Vote My Shares?

If you are a shareholder of record, there are six ways to vote:

●	In person. You may vote in person at the Annual Meeting. You must bring valid picture identification and may be requested to provide proof of stock ownership as of the Record Date.
●

Telephonically or Via Live Webcast During the Annual Meeting. You may vote (1) telephonically by calling George Lai at 213-699-2961 anytime in advance of the Annual Meeting, to obtain the Annual Meeting phone number and access code, or (2) by accessing the following website:  https://attendee.gotowebinar.com/register/1748186558835430746 and using the proxy control number on your proxy card as the access code, and participating live in the webcast, during the Annual Meeting.

●	By Phone. You may vote by transmitting your voting instructions through touch-tone telephone to 1-800-690-6903.
●	By Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card.
●	By Mail. You may vote by your proxy by filling out the proxy card and returning it in the enclosed postage-prepaid envelope.

If you vote by phone or on the Internet by 11:59 p.m., Eastern Time, on Wednesday, May 20, 2026, or properly complete and mail the proxy card and we receive it prior to the Annual Meeting, your shares will be voted as you direct. Even if you plan to participate in the Annual Meeting in person, telephonically or via live webcast, we encourage you to cast your vote by phone or on the Internet, or if you prefer, by completing, signing, dating, and returning the proxy card by mail. If you do participate in person, telephonically or via the live webcast and vote your shares at the Annual meeting, after having voted by any of the methods described above, only your last vote will be counted.

If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization holding the shares giving you the right to vote at the meeting. If you hold your shares in a brokerage account and do not give voting instructions to your broker on proposals that are considered “non-routine,” your broker cannot vote them for you and your shares will be treated as broker non-votes. At the Annual Meeting, Proposal No. 3 (ratification of the appointment of independent auditor) involves matters that are considered “routine,” while Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on the compensation of the Company’s NEOs) involve matters that are considered “non-routine.” Therefore, it is important that you provide voting instructions for all proposals.

What If I Do Not Vote for Some of the Items Listed in This Proxy Statement?

If you are a shareholder of record and return your signed proxy card, or submitted your proxy card over the Internet or by phone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Mr. Johnny Lee and Ms. Christina Kao, and each of them individually, with power of substitution as proxy holders.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote?

If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by phone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	Participating in the Annual Meeting in person, telephonically or via the live webcast;
•	Completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or
•

Sending a written revocation of your proxy to the Company’s Corporate Secretary at 1055 Wilshire Blvd., Suite 1200, Los Angeles, CA 90017. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

How Can a Proxy Be Revoked?

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy participates in the Annual Meeting in person, telephonically or via the live webcast, and advises the Chair of his or her election to vote in person. Shares represented by a properly executed proxy received prior to the Annual Meeting will be voted in accordance with the shareholder's specifications, as noted on the proxy, or if not otherwise specified, and unless revoked, such shares will be voted in favor of election of the nominees specified herein and in favor of the other proposals specified herein.

The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting and may include (a) action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and (b) election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

How Does the Board Recommend that I Vote?

The Board unanimously recommends that you vote your shares as follows:

●	“FOR” each director nominee, as specified under Proposal 1;
●	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs, as specified under Proposal 2; and
●	“FOR” ratification of the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026, as specified under Proposal 3.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Annual Meeting.

Who Will Serve as the Inspector of Election?

In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any postponement or adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chair of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

What Will Happen If Additional Proposals Are Presented?

The Board of Directors is not aware of any other business to be presented at the Annual Meeting, but if any other matters are properly presented at the Annual Meeting, the persons named in the proxies will vote upon them in accordance with the Board of Directors’ recommendations.

What If a Director Is Unable to Serve?

Vacancies on the Board of Directors may be filled by a majority of the remaining directors as specified in the Company's Bylaws.

Who is Making the Solicitation?

The Company’s Board of Directors is soliciting the enclosed proxy. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by email, telephone or personal visits by directors, officers and employees of the Company. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

Our Board currently is comprised of eleven (11) directors. As reported in the Company's Current Report on Form 8-K filed with the SEC on April 6, 2026, Director Christopher Lin will retire from the Board effective immediately prior to the Annual Meeting. In order to maintain a Board that is representative of the communities we serve, Director William Bennett is not standing for re-election at the Annual Meeting, and our Board has approved a decrease in its size to nine (9) members as of the Annual Meeting. The Company is grateful for the time, effort, and commitment of each of Messrs. Lin and Bennett during their tenure on our Board of Directors.

With the exception of Messrs. Lin and Bennett, the persons named in the table below have been nominated by our Board for election as directors to serve until the 2027 annual meeting of shareholders and until their successors are elected or have been duly qualified.

Each nominee has indicated that he or she is willing and able to serve as a director. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors.

Except for Dr. James W. Kao and Ms. Christina Kao, there are no family relationships between the directors and executive officers. Except for Ms. Geraldine Pannu, director for Processa Pharmaceuticals (NASDAQ: PCSA), and Mr. Scott Polakoff, director for BancPlus located in Ridgeland, Mississippi, there are no other directors or executive officers of the Company who serve as directors of any company that has a class of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940.

Vote Required

A plurality of the votes cast is required for the election of directors. This means that the nine (9) nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

The Board of Directors unanimously recommends that shareholders vote FOR each of the director nominees.

Board of Directors

The following table sets forth certain information about our current directors, including their names, ages, and year in which they began serving as a director of the Company or the Bank if prior to the Company’s formation in 2011.

Name	Age	Current Committees	Director Since
Christina Kao	40	Chair of the Board; Audit; Compensation, Nominating and Governance; Information Technology; Enterprise Risk	2019
William Bennett	63	Information Technology Chair; Audit; Community Reinvestment Act; Asset/Liability	2023
Robert M. Franko	78	Directors Loan Chair; Compensation, Nominating and Governance; Asset/Liability; Enterprise Risk	2023
Dr. James W. Kao	80	Directors Loan; Community Reinvestment Act; Asset/Liability	2015
Johnny Lee	63	Directors Loan; Information Technology; Community Reinvestment Act; Asset/Liability; Enterprise Risk	2025
Joyce Wong Lee	72	Community Reinvestment Act Chair; Compensation, Nominating and Governance; Directors Loan; Information Technology	2022
Christopher Lin	85	Audit; Directors Loan; Community Reinvestment Act	2010
David R. Morris	65	Asset/Liability Chair; Directors Loan; Information Technology; Enterprise Risk	2022
Geraldine Pannu	56	Compensation, Nominating and Governance Chair; Directors Loan; Community Reinvestment Act; Information Technology	2022
Scott Polakoff	65	Audit Chair; Compensation, Nominating and Governance; Directors Loan; Enterprise Risk	2023
Frank Wong	56	Enterprise Risk Chair; Audit; Information Technology; Asset/Liability	2023

Pursuant to our Articles of Incorporation (“Articles”) and Bylaws, our Board of Directors is authorized to have not less than eight (8) members nor more than fifteen (15) members. Our Board currently is comprised of eleven (11) members, and as described above, the size of our Board will be reduced to nine (9) members as of the Annual Meeting. Each of our directors serves for a one-year term. The number of directors may be changed only by resolution of our Board within the range set forth in our Articles. As discussed in greater detail below, our Board of Directors has affirmatively determined that, with the exception of Mr. Lee, President and Chief Executive Officer ("CEO") of the Company and Bank, and Mr. Morris, the former CEO of the Company (retired May 22, 2025), our other nine (9) current directors qualify as independent directors based upon the rules of the Nasdaq Stock Market and the SEC. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. Other than as described herein, no current director has any family relationship, as defined in Item 401 of Regulation S-K, promulgated pursuant to the Securities Act with any other director or with any of our executive officers.

The business experience of each of the current directors is set forth below.

Christina Kao. Ms. Kao has served as a member of the Board since 2019 and as Chair of the Board since May 2024. Ms. Kao has been a local business owner in Las Vegas, Nevada since 2017. From 2009 to 2017, Ms. Kao worked in purchasing, marketing, and new business development for leading chemical and material science corporations, such as Solvay, Dow Chemical, and DuPont. Prior to 2009, she was a consultant and CFO for a non-profit engineering consulting firm. Having also consulted for a biotech start-up specializing in diagnostics and a food start-up, her extensive marketing portfolio includes strategies to support products at the beginning of their life cycle to the end, with sales channels to both businesses (B2B) and consumers (B2C), in addition to grass roots marketing and search engine optimization ("SEO"). Ms. Kao holds a B.S. in Chemical Engineering from Virginia Commonwealth University and an M.B.A. from Harvard Business School. She is passionate about mentoring youth and is trained in Cuisine at Le Cordon Bleu in Paris, France. Our Board considered Ms. Kao’s diverse industry experience in marketing and her leadership as a small business owner in determining that she should be a member of our Board.

William Bennett. Mr. Bennett served over 26 years with the 12th District of the Federal Reserve Bank of San Francisco at its Portland and Seattle Branches, as Senior Regional Account Officer in its Financial Services Division from 1996 to 2022. He was responsible for long-term consultative correspondent banking relationships with financial institutions, vendors, service bureaus, and payment associations throughout the Pacific Northwest and Mountain states, providing retail banking payment product solutions, risk and cash management services, and merger/acquisition/regulation/de novo guidance. Previously Mr. Bennett was with Figgie International Inc., Cleveland, Ohio and held various industrial engineering project management assignments for its corporate divisions of Rawlings Sporting Goods, Scott Aviation, American LaFrance, Kline Foundries, and Greer Hydraulics. Mr. Bennett holds a B.S. in Business Administration in Economics and Finance from Miami University, an M.B.A concentration in Accounting from the University of Oregon and held the Certified Cash Manager (CCM) and Accredited ACH Professional (AAP) designations from the Association for Financial Professionals and NACHA. Our Board considered Mr. Bennett’s experience as a financial product manager and his management of diverse banking portfolios in determining that he should be a member of our Board.

Robert M. Franko. Mr. Franko has more than 35 years of commercial banking experience, most recently serving eight years as the President & CEO of First Choice Bancorp (NASDAQ: FCBP), which was sold to Enterprise Financial Services Corp (NASDAQ: EFSC) in July 2021. During his tenure as CEO of First Choice Bancorp, the company achieved a consistent track record of growth and exceptional earnings, combined with high returns on assets and tangible equity. Mr. Franko led the effort to take the company public and to have it included in the Russell 2000® Index. Earlier in his career, he headed the $10 billion trust department for City National Bank and prior to that, he was the Chief Financial Officer of Imperial Bancorp (IMP-NYSE) before it was sold to Comerica (CMA-NYSE). Prior to joining First Choice, Mr. Franko was the founder and CEO of four different banks, including one commercial bank, one international bank, one trust bank and one industrial loan company. Mr. Franko has a long history with M&A transactions, both on the buy-side and the sell-side. He also has experience as the CFO of Canary Wharf Development Co., one of the largest real estate developments in the world. Mr. Franko has been a long-time director of the largest bankers’ bank in the US, TIB, N.A. and its holding company TIB, Inc. At TIB, he served as the Chairman of the Board from 2019 to 2021. He holds a B.S. degree from the University of Notre Dame and an MBA from the Thunderbird School of International Management at Arizona State University. Our Board considered Mr. Franko’s 35 years of commercial banking experience in determining that he should be a member of our Board.

Dr. James W. Kao. Dr. Kao has served as a member of the Board since 2015 and as Chairman of the Board from May 2021 to May 2024. Dr. Kao had a long and distinguished career at Philip Morris, USA in the research and development department. Since his early retirement in 1998, Dr. Kao has been a successful investor in many companies. His experience includes Board Chairman and Board Member of various non-profit organizations. Dr. Kao holds a B.A. from National Taiwan University, an M.B.A. from Virginia Commonwealth University and his Ph.D. from Miami University. Our Board considered Dr. Kao’s various corporate positions, experiences as an investor and his educational background in determining that he should be a member of our Board.

Johnny Lee. Mr. Lee currently serves as the President and CEO of the Company and the Bank. He served as President and Chief Banking Officer of the Company and the Bank from June 2023 to December 2024. He is responsible for all aspects of commercial banking, retail banking, treasury management, commercial credit and loan portfolio risk management, including areas of strategic planning and executive-level administrative duties. With over 35 years of banking experience, Mr. Lee brings a wealth of knowledge in strategic planning, bank administration, branch management, corporate and commercial banking, international trade finance, specialized industry practices, and credit risk management. Prior to joining the Company, Mr. Lee held the position of Senior Managing Director and Head of International and Commercial Banking at East West Bank, a publicly traded bank with $75 billion in assets from May 2013 to May 2023. During his tenure of 10 years at East West Bank, he served in various senior roles, contributing significantly to the bank's success. Mr. Lee holds a Master of International Management from the Thunderbird School of Global Management and his Bachelor of Arts from Willamette University. Our Board considered Mr. Lee’s experience as an executive officer at the Bank and his over 35 years of experience in banking in determining that he should be a member of our Board.

Joyce Wong Lee, ERPA. Ms. Lee is founder and president of California Benefit Planners ("CBP"), a retirement plan consulting and design firm based in Pasadena, CA and providing services nationally to all range of business entities to sponsor qualified retirement plans under ERISA law since 1994. Mrs. Lee holds a B.S. and M.Ed. from Texas A&M University at Kingsville, Texas. Mrs. Lee is passionate about providing consultation services to her clientele for planning towards retirement through pension programs. As an Enrolled Retirement Plan Agent ("ERPA"), Mrs. Lee has successfully practiced and represented her clientele’s pension programs before the Internal Revenue Service ("IRS"). Our Board considered Ms. Wong Lee's knowledge of investment products, particularly for financial planning and retirement, and her strong ties to the Asian-American small business community in determining that she should be a member of our Board.

Christopher Lin, Ph.D. Dr. Lin has served as a Board member since 2010. Dr. Lin is the President and Chairman of three separate specialty real estate firms: Forte Resources, Inc., which specializes in senior and affordable housing management and development, Sonnycal Development Company, which specializes in real estate development in market-rate residential houses and industrial warehouses, and Linkage Financial Group Inc., which specializes in real estate development in China. Dr. Lin previously served as a director of General Bank from 1981 to 2003. Dr. Lin holds a B.S. from Cheng Kung University, a M.S. from National Tsing Hua University and a Ph.D. from Duquesne University. Our Board considered Dr. Lin’s real estate background, specifically in affordable housing, and his prior experience as a bank director in determining that he should be a Board member.

David R. Morris. Mr. Morris currently serves as a director of the Company and has served in executive positions with the Company and Bank from 2010 to May 2025.   From January 2025 to May 2025, he served as CEO of the Company.  From June 2023 to December 2024, he served as President and CEO of the Company and CEO of the Bank. From February 2022 to June 2023, he served as President and CEO of the Company and the Bank. Mr. Morris served as Executive Vice President and Chief Financial Officer of the Bank from February 2010 and of the Company from 2011 until March 2023, including during the time he served as President and CEO. He was a consultant with the Company from November 2009 through January 2010. Prior to joining the Company, Mr. Morris was the President and CEO of MetroPacific Bank from August 2007 to June 2009, and its Executive Vice President and Chief Financial Officer from October 2006 to July 2007. He was the Executive Vice President and Chief Financial Officer/Chief Operations Officer of San Diego Community Bank from June 2003 to September 2006, the Vice President and Controller of Community National Bank from 1999 to 2003, the Vice President and Manager of participant accounting at City National Bank (formerly North American Trust Company) in 1999, its Executive Vice President, Chief Financial Officer, Risk Management Officer and Director from 1997 to 1998, and its Executive Vice President, Chief Operations Officer and Chief Financial Officer from 1991 to 1996. Mr. Morris started his career with First Interstate Bank, Ltd. in 1986 followed with being controller for Banker’s Trust Company of California, a subsidiary of Banker’s Trust Company. Mr. Morris holds a B.S. from University of Maryland and an M.B.A. from University of Southern California. Mr. Morris is on the Economic Development Commission for the City of Oceanside, and sits on a variety of non-profit boards. Our Board considered Mr. Morris' experience as an executive officer at the Bank and his over 35 years of experience in banking in determining that Mr. Morris should be a member of our Board.

Geraldine Pannu. Ms. Pannu has over 25 years’ experience in investment and financial management, fund operations, consulting and marketing. She is the Managing Partner of GLTJ Pioneer Capital, a real estate firm specializing in development and fixed income investments. Ms. Pannu is an Independent Board of Director for Processa Pharmaceuticals (NASDAQ: PCSA). She also mentors several startup companies and assists them as Interim CFO. Previously, she was the managing Director of Golden Gate Global, one of the largest EB5 regional centers in Northern California. She was the Chief Operations Officer and Managing Partner for ChinaRock Capital Management, a leading hedge and venture capital fund company in San Francisco for nearly 10 years. She worked for McKinsey & Co, Monitor Company as a management consultant before and after business school. She had successfully raised capital for several hedge, venture capital and real estate funds. Ms. Pannu was born in Shanghai and grew up in Hong Kong. She received her Bachelor of Business Administration from Chinese University of Hong Kong and M.B.A. from Harvard Business School. She is fluent in English, Mandarin, Cantonese and Shanghainese. Our Board considered Ms. Pannu's investment and financial expertise as well as her involvement in the Asian-American business community in determining that she should be a member of our Board.

Scott Polakoff. Mr. Polakoff has extensive bank regulatory expertise having served more than 25 years as a federal banking regulator (1983 to 2009), including eight years as the Chicago Regional Director of the Federal Deposit Insurance Corporation ("FDIC") and three years as the Chief Operating Officer of the Office of Thrift Supervision. Upon retiring from government service in 2009, he joined Booz Allen Hamilton as a Principal in its regulatory practice. In 2011 he joined FinPro, Inc., to lead its consulting regulatory team. He retired from FinPro on December 31, 2023, and joined its Board of Directors in February 2024 through November 2025, when he tendered his resignation.  In January 2026 Mr. Polakoff was appointed to the board of directors for BancPlus and its primary operating subsidiary, BankPlus, located in Ridgeland, Mississippi. Mr. Polakoff is also a Founder and proposed board member of UKG National Trust Bank (in formation), New Jersey, for which the OCC has granted Preliminary Conditional Approval of this national trust bank application. Mr. Polakoff earned his B.S. (accounting) from West Chester University, is a 1992 graduate of the Southwestern Graduate School of Banking at Southern Methodist University, a 1998 graduate of the Federal Executive Institute’s “Leadership for a Democratic Society” and a 2002 graduate of the Management Certification Program at Loyola University, Chicago, IL. He obtained his Series 24, 79, and 63 FINRA licenses in 2012. He achieved his Certified Anti-Money Laundering Specialist certificate in 2018. Mr. Polakoff also teaches at the Colorado Graduate School of Banking and the ABA's Stonier Graduate School of Banking. He served as a member of the New Orleans Police Department’s Community Advisory Board (2021 to 2026) and was appointed to a two-year term on the Board of Commissioners for the New Orleans Downtown Development District in 2024. Our Board considered Mr. Polakoff’s 25 years of experience as a federal banking regulator and financial business experience in determining that he should be a member of our Board.

Frank Wong. Mr. Wong brings more than 25 years of experience in banking and financial services. Over his career, he has been responsible for leading and directing asset liability and interest rate risk, growth strategies, cost reduction and process improvement initiatives, technology implementations, capital management, and external regulatory reporting to the FDIC and Securities and Exchange Commission for institutions ranging in size from $150 million to $10 billion in assets. Mr. Wong served as Controller at Mission Valley Bank (2010 – 2020); Director of Financial Reporting at Douglas Emmett (2008 – 2010); VP Controller at Kaiser Federal Bank (2005 – 2008); and Financial Reporting Officer at First Federal Bank (2003 – 2005). Mr. Wong holds his B.S. degree in Finance from the California State University of Los Angeles. Mr. Wong is a graduate of Pacific Coast Banking School. Pacific Coast Banking School, in partnership with the Foster Graduate School of Business at the University of Washington, is a three-year, master’s-level management and executive leadership extension program for senior and executive officers in the banking industry. Mr. Wong currently serves as CEO of Energy Trinity, an energy analytics and consulting firm focused on long-term financial and environmental gains achieved through electric vehicles, solar, and battery energy storage adoption. He is credited with authoring, developing, and bringing to the U.S. market the world’s only multidimensional data model that encompasses financial elements and energy dynamics of gasoline vehicles and household/business electricity consumption, usage, and related historical and projected future energy costs, fully offset by electric vehicle energy consumption paired with solar energy generation and battery energy storage. Our Board considered Mr. Wong’s experience in banking and his financial controls expertise in determining that he should be a member of our Board.

Director Compensation

Director compensation includes three components: (a) a monthly cash retainer; (b) a payment at the end of the 12-month service period, referred to as the “Annual Service Period Retainer”, consisting of (i) a set dollar value and (ii) a set number of restricted stock units (RSUs); and (c) an additional RSU equity award, all of which immediately vest on the date of grant, for Board members who serve as the Board Chair, a Committee Chair, or Corporate Secretary. The amounts and/or the basis for these amounts are generally set at the beginning of the 12-month service period.  The 12-month service period has been defined as June 1 of the current year to May 31 of the following year to align the end of the service period with the election of directors, which typically occurs annually in the month of May. Non-employee directors who join the Board during a 12-month service period receive the Annual Service Period Retainer pro-rated for the portion of the service period that they serve. In addition, with respect to the dollar value earned within the Annual Service Period Retainer, each director may elect to be paid this value in (x) 100% immediately vested RSUs, or (y) a combination of immediately vested RSUs and cash; this election is referred to as the “Director's Equity Award Election”. As a result, and by way of example, we paid or expect to pay the Annual Service Period Retainer for board service as follows: (a) for June 2024 to May 2025, the payment was in May 2025, and (b) for June 2025 to May 2026, the payment will be in May 2026.

For the 12-month service period ending May 31, 2025, the non-employee director compensation initially included: (a) monthly cash retainer, which ranged from $1,350 to $3,700 based on board attendance and/or committee assignments (see additional discussion below); (b) an Annual Service Period Retainer consisting of (i) a set value of $60,000 and (ii) an equity award of 1,400 RSUs, of which 50% vested immediately on the date of grant and 50% will vest one year after the date of grant; and (c) the additional RSU equity award for the Board Chair, Committee Chairs and Corporate Secretary consisting of 100 or 200 RSUs (depending on the role of the non-employee director). However, starting in January 2025, given the active engagement of all Board members and for administrative benefits, the Board optimized the Board expense process and moved from a per meeting fee payment program to a monthly retainer program. The monthly retainer for each non-employee director for January 2025 through May 2025 was determined based on their respective committee membership and other board/committee responsibilities for the 2024 service year, which resulted in a monthly retainer of $3,700 for the Chair of the Board Ms. Kao, $3,200 for Ms. Pannu and Mr. Polakoff, $2,900 for Mr. Franko, Ms. Lee and Dr. Kao, $2,600 for Messrs. Bennett and Wong, and $2,400 for Mr. Lin.

Starting in June 2025, the Board approved an increase to the monthly retainer to $6,000 for the Chair of the Board and $5,000 for each other non-employee director with the expectation that the Annual Service Period Retainer may be a lower amount than the level paid for the service period ending in May 2025. These changes are not intended to materially increase or decrease non-employee director total compensation.

Accordingly, for the 12-month service period ending May 31, 2026, the non-employee director compensation is expected to be as follows: (a) a monthly cash retainer of $6,000 for the Chair of the Board and $5,000 for all other non-employee directors; (b) an Annual Service Period Retainer consisting of (i) a value of $30,000, and (ii) an equity award of 1,400 RSUs, of which 50% will vest immediately on the date of grant and 50% will vest one year after the date of grant; and (c) the additional RSUs for Board Chair, Committee Chairs and Corporate Secretary consisting of 100 or 200 RSUs (depending on the role of the non-employee director).

The following table sets forth the compensation we provided to each of our non-employee directors for the 2025 fiscal year, as reported in accordance with applicable SEC rules.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	All Other Compensation (3)	Total
Christina Kao	$120,500	(4)	$26,352	$597	$147,449
William Bennett	108,000	(4)	26,352	448	134,800
Robert M. Franko	109,500	(4)	26,352	448	136,300
Dr. James W. Kao	109,500	(4)	26,352	448	136,300
Joyce Wong Lee	109,500	(4)	24,705	448	134,653
Christopher Lin	107,000	(4)	23,058	448	130,506
David R. Morris	35,000		—	—	35,000
Geraldine Pannu	111,000	(4)	27,999	448	139,447
Scott Polakoff	111,000	(4)	26,352	448	137,800
Frank Wong	108,000	(4)	26,352	448	134,800
(1)	Represents the aggregate monthly retainers plus the $60,000 value earned from the Annual Service Period Retainer for each non-employee director, which was subject to the Director's Equity Award Election. See also footnote (4).
(2)	The amounts reported in this column represent the grant date fair value of stock awards (all restricted stock units) granted on May 21, 2025, computed in accordance with FASB ASC Topic 718, valued based on the closing price of our common stock on the date of the grant. Assumptions used in the calculation of the amounts reported in this column are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report. As of December 31, 2025, Ms. Kao, Mr. Bennett, Mr. Franko, Dr. Kao, Ms. Wong Lee, Ms. Pannu and Mr. Polakoff each held 700 RSUs, Dr. Lin held 700 RSUs and 10,000 vested stock options, and Mr. Morris held 13,379 RSUs.
(3)	All Other Compensation reflects bank owned life insurance benefits and cash dividends paid upon the vesting of equity awards.
(4)	Includes the $60,000 value earned that was elected to be received in the form of fully vested RSUs (the "Director's Equity Award Election"), with the remainder paid in cash. Through the Director’s Equity Award Election, Ms. Kao, Dr. Kao, and Ms. Wong Lee each received 3,642 shares in lieu of $60,000 in cash, Mr. Franko, Mr. Wong, Mr. Bennett, Mr. Lin and Ms. Pannu each received 1,821 shares in lieu of $30,000 cash and Mr. Polakoff received 2,732 shares in lieu of $45,000 in cash.

Executive Officers

The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers who are not directors of the Company and the Bank, including their names, ages and positions at the Company and Bank.

Name	Age	Position
Lynn Hopkins	58	Executive Vice President and Chief Financial Officer
Gary Fan	42	Executive Vice President and Chief Operations Officer
Jeffrey Yeh	64	Executive Vice President and Chief Credit Officer
Mina Rizkalla	53	Executive Vice President and Chief Risk Officer
Tsu Te Huang	73	Executive Vice President and Branch Administrator/Director of Prestige Banking
Ashley Chang	60	Executive Vice President and Branch Administrator
Vincent (I-Ming) Liu	70	Executive Vice President and Chief of Staff

The business experience of each of our executive officers who are not directors of the Company and the Bank is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors.

Lynn Hopkins. Ms. Hopkins has served as the Executive Vice President and Chief Financial Officer of the Company and the Bank since April 2024 and Interim CFO from December 2023 to March 2024. Ms. Hopkins' career spans more than 30 years in the financial services industry with expertise in banking risk management, corporate governance and operations, strategic planning and forecasting, liquidity, treasury and asset liability risk management, mergers and acquisitions, integration and conversion activities and technical accounting. Prior to joining the Company, Ms. Hopkins held the position of Executive Vice President and Chief Financial Officer at Banc of California, Inc. (NYSE: BANC) from December 2019 to March 2023, at First Choice Bancorp (NASDAQ: FCBP) from September 2018 to December 2019 and at Commercial Bank of California from January 2018 to September 2018. Prior to these positions, Ms. Hopkins served as an Executive Vice President at PacWest Bancorp (NASDAQ: PACW) for 15 years where she held a number of finance and governance leadership roles, including Chief Accounting Officer (2014 to 2017), Chief Financial Officer of Pacific Western Bank, the subsidiary bank (2002 to 2014), Corporate Secretary (2009 to 2014), Director of Pacific Western Bank (2002 to 2006) and Chief Financial Officer of PacWest Bancorp (2002 to 2003). During her time at PacWest, the company grew from $1 billion to more than $20 billion in assets, partially driven by more than 25 acquisitions. Earlier in her career, Ms. Hopkins held senior finance positions at other California-based community bank holding companies. She began her career as a Certified Public Accountant (inactive status) with KPMG in Los Angeles and London. Ms. Hopkins holds a B.A. in Economics/Business from the University of California, Los Angeles.

Gary Fan. Mr. Fan currently serves as an Executive Officer and Chief Operations Officer of the Bank. Mr. Fan joined the Bank in December 2022 and served as Chief Administrative Officer until May 2024. Mr. Fan is responsible for identifying and executing growth opportunities, leading digital banking initiatives, managing products and services, overseeing M&A activity, improving cross-functional business processes, and maintaining business model innovation. He leads multiple teams including residential mortgage, wealth management, central operations, product, information technology and security, and marketing. Prior to joining the Company, Mr. Fan was President of Gateway Bank FSB in Oakland, CA from 2019 to 2022 and led the profitable turnaround of the company. Prior to Gateway, Mr. Fan held numerous roles in the financial services industry including the Head of Strategy of North America and the Head of Consumer Lending for the U.S. subsidiary of CTBC, a $200 billion global bank from 2013 to 2018. Throughout his career, Mr. Fan has been responsible for identifying opportunities to ensure profitable growth and leading the execution of business initiatives through prioritization, resource deployment, and cost management. He has had numerous years of experience in areas including: fintech, M&A, new market expansion, strategic partnerships, long range planning, and restructuring. Mr. Fan has had P&L responsibility over billion-dollar lending portfolios and has led Sales, Marketing, Retail and Branch Banking, Commercial Banking, Operations, Credit Administration, Finance, Human Resources, Legal, PMO, and Real Estate teams at various organizations. Mr. Fan has a bachelor’s degree from the University of California, Berkeley. He is also a graduate of the Stonier Graduate School of Banking at The Wharton School.

Jeffrey Yeh. Mr. Yeh has been one of the key management team members since 2008. He started at the Bank as First Vice President and Portfolio Administration Manager and was promoted to Senior Vice President and acting Chief Credit Officer in January 2013, and to Executive Vice President and Chief Credit Officer in January 2014. Prior to joining the Bank, Mr. Yeh was a finance director and business control manager for Universal Science Industrial Co., Ltd. from 2001 through 2003, director and general manager of Overseas Chinese Finance, Ltd. from 1999 through 2001, and lending and investment manager for Bank of Overseas Chinese from 1995 through 1999. Mr. Yeh began his banking career at General Bank where he held various positions from 1989 through 1995. Mr. Yeh holds a B.A. from Soochow University and an M.B.A. from University of Missouri.

Mina S. Rizkalla. Mr. Rizkalla was appointed Executive Vice President and Chief Risk Officer of the Bank in January 2025. Mr. Rizkalla previously served as the Deputy Chief and BSA Officer of the Company from October 2023 to December 2024. Mr. Rizkalla is responsible for overseeing the Company’s Enterprise Risk Management and Compliance Programs, including, Bank Secrecy Act, Vendor Management, and Information Security. Mr. Rizkalla was previously the Executive Vice President and Chief Risk Officer for Commonwealth Business Bank, headquartered in Los Angeles, from April 2021 through October 2023 and prior to April 2021, Mr. Rizkalla worked for CTBC Bank from 2014 through 2021. Mr. Rizkalla has worked in the banking industry for over 32 years with community and mid/large-sized banks with assets of over $30 billion, specializing in areas of Risk, Bank Secrecy Act and Fraud Management. Mr. Rizkalla is a proven leader in the field of mergers and acquisitions, especially as it relates to the Bank Secrecy Act, Compliance Management Systems and Fraud Prevention buildouts. Mr. Rizkalla holds a bachelor’s degree in criminology from California State University, Los Angeles and is also a Certified Anti-Money Laundering Specialist and a Certified Fraud Examiner.

Tsu Te Huang. Mr. Huang joined the Bank in 2009 as Senior Vice President and Branch Regional Manager and was promoted to Branch Administrator in 2012, and to Executive Vice President in 2016. In 2019, Mr. Huang started our private banking unit and at that time assumed the additional responsibilities as the Director of Prestige Banking. Mr. Huang previously served as Senior Vice President and Branch Assistant Regional Manager for United Commercial Bank, Southern California from 2003 to 2009, Senior Vice President and Branch Regional Manager for First Continental Bank from 2000 to 2003, and as Vice President and Branch Manager for First Continental Bank from 1994 to 2000. Mr. Huang holds a B.A. from Chinese Culture University.

Ashley Chang. Ms. Chang joined the Bank in 2009 as a Vice President and Branch Manager. She was promoted to First Vice President and Regional Manager in 2014, to Senior Vice President and Assistant Branch Administrator in 2017 and to Branch Administrator in 2019, and to Executive Vice President and Branch Administrator in 2021. Ms. Chang previously served as Assistant Vice President and Branch Manager for United Commercial Bank, Southern California from 2003 to 2009. Prior to that, Ms. Chang also worked for First Continental Bank and Los Angeles National Bank. Ms. Chang holds a B.A. from Shanghai Normal University.

Vincent (I-Ming) Liu. Mr. Liu has been an executive officer since the founding of the Bank in 2008 and of the Company since 2011. He started at the Bank as Executive Vice President and Branch Administrator and was promoted to Chief Operations Officer in February 2011, and to Chief Risk Officer in January 2014. Mr. Liu relinquished the position of Chief Risk Officer in January 2025 and was appointed as Chief of Staff. Prior to joining the Bank, Mr. Liu spent over six years with United Commercial Bank as Senior Vice President and head of Southern California branch network. Prior to joining United Commercial Bank, Mr. Liu spent over 18 years with General Bank as a regional manager. Mr. Liu holds a B.A. from Feng-Chia University.

Corporate Governance and Board Matters

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, we continually review our governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.

Director Qualifications. We believe our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and have sufficient time to carry out their duties in addition to being able to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, the ability to perform all director duties responsibly. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers, among other things, the candidate’s character, judgment, diversity, skill sets, specific business background and global or international experience in the context of our needs and those of the Board of Directors.

Director Independence. Our common stock is listed on The Nasdaq Global Select Market and, as a result, we are required to comply with the rules of the Nasdaq Stock Market with respect to the independence of directors who serve on our Board of Directors and its committees. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our Board of Directors. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our Board of Directors has affirmatively determined that, with the exception of Mr. Lee, President and CEO of the Company and the Bank, and Mr. Morris, former CEO of the Company, each of our other nine (9) current directors qualify as an independent director, as defined under the applicable rules.

Director Nominations; Procedure to be Followed by Shareholders. The Compensation, Nominating and Governance ("CNG") Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board. Pursuant to its charter, the CNG Committee considers various criteria in its identification, review and selection of potential director nominees, including, but not limited to, integrity and ethical values, experience, reputation, knowledge of Company affairs, business understanding, time commitment and availability and financial commitment. The CNG Committee seeks to achieve a well-rounded, diverse, knowledgeable and experienced Board. The CNG Committee considers nominees to serve as directors of the Company and recommends such persons to the Board as well as director candidates recommended by shareholders pursuant to the guidelines set forth as an appendix to the CNG Committee charter.

Shareholders who wish to recommend candidates may contact the CNG Committee in the manner described below under “Communications with the Board of Directors and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards as determined by the CNG Committee in its sole discretion. Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the section entitled "Proposals by Shareholders at 2027 Annual Meeting.”

The CNG Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the CNG Committee, another Board member or members of management. However, the CNG Committee may request additional steps in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The CNG Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board of Directors.

Board Leadership Structure. Although our Board of Directors does not have a policy regarding the separation of the roles of CEO and Chair of the Board, our Board of Directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the CEO. Following our 2024 annual meeting of shareholders, our Board appointed Ms. Christina Kao as the independent Chair of the Board. Ms. Christina Kao's primary duties are to lead our Board of Directors in establishing our overall vision and strategic plan and to lead our management in carrying out that plan.

To further strengthen the oversight of the full Board of Directors, our independent directors periodically hold executive sessions at which only independent directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings and held at least twice a year. The executive sessions are presided over by an independent director selected by our Board of Directors. Ms. Christina Kao currently serves in this role.

Code of Ethics. Our Board of Directors has adopted a Code of Ethics that applies to all of our directors and employees. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Ethics is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section and "Governance" tab. Any amendments to the code, or any waivers of its requirements, are disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.

Insider Trading Policy. Our Board of Directors has adopted an Insider Trading Policy that applies to all of our directors and employees. The Insider Trading Policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders. Our Insider Trading Policy is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section and "Governance" tab.

Whistleblower Policy. Our Board of Directors has adopted a Whistleblower Policy for our directors and employees. The policy provides procedures that encourage all employees to bring forth any information that will prevent fraud, abuse, misconduct, and other violations of the Company’s policies. Our Whistleblower Policy is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section and "Governance" tab. Any shareholder may contact the Board of Directors via the telephone number, website address and email address to the Company’s Whistleblower hotline at 866-296-8657, http://www.openboard.info/RBB/ and RBB@openboard.info.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation. Robert Franko, Christina Kao, Joyce Wong Lee, Geraldine Pannu and Scott Polakoff served as members of the CNG Committee in 2025. No member of the CNG Committee is or has been one of our officers or employees or is serving or has served as a member of the compensation committee or other board committee performing equivalent functions of another entity that has an executive officer serving on the CNG Committee. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Risk Management and Oversight. Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risks for the Company generally, assesses the specific risks faced by the Company, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of focus. In particular, our CNG Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our CNG Committee is also responsible for overseeing the management of risk associated with our corporate governance structure and director nomination and evaluation processes.

Our Audit Committee is responsible for overseeing the management of risks associated with financial reporting and the evaluation and assessment of the adequacy of our internal controls, including, among other things, related party transactions. Our Directors Loan Committee ("DLC") is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. Our Asset Liability Committee ("ALCO") monitors our interest rate and liquidity risk management, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income, liquidity and capital. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.

All directors attended at least 75% of all Board and their respective committee meetings in 2025, and all directors attended our 2025 annual meeting of shareholders. Our Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting.

Cybersecurity Risk Management. The Company maintains an Information Security and Cybersecurity Program to support the management of cybersecurity risk as a component of the Company’s Enterprise Risk Management (“ERM”) framework. The information security and cybersecurity program is designed to manage risks relating to cybersecurity threats and leverages controls, best practices recommendations, and standards from the Federal Financial Institutions Examination Council (“FFIEC”), the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework (CSF) 2.0, the ISO/IEC 27001 Security Framework, and standards set by relevant legal and regulatory authorities.

The Information Security Officer ("ISO") oversees the Company's Information Security and Cybersecurity Program and leads the Information Security team.  Reporting to the Chief Risk Officer ("CRO") and Chief Information Officer ("CIO"), the ISO and his team are responsible for identifying, assessing and managing information security and cybersecurity risks, and for implementing and maintaining controls to prevent, detect and respond to cybersecurity threats and incidents, safeguarding the confidentiality, integrity and availability of the Company's information systems and data. The CIO has over 20 years of work experience in the development, operation, and management of Information Technology at financial institutions. The ISO has over 10 years of work experience in building and overseeing cybersecurity programs at financial institutions. Both the CIO and ISO have extensive experience and qualifications in various technology and information security disciplines, including relevant experience at the Bank.

As part of the Information Security and Cybersecurity Program, the Company conducts periodic employee training to educate employees on information and cybersecurity risks and to reinforce security management practices and compliance with the Company's security policies and standards. Training is mandatory for all employees and is supplemented by testing initiatives, including periodic phishing tests.

The Company's policies and procedures concerning cybersecurity matters include processes to safeguard its information systems, monitor these systems, protect the confidentiality and integrity of its data, detect intrusions into its systems, and respond to cybersecurity incidents. Extensive technical controls are in place for identifying and managing cybersecurity risks and safeguarding Company information systems and information. The Company uses sophisticated industry-recognized monitoring and threat detection technologies that continuously monitor its information systems and provide threat detection alerts.  The Company's strategy for assessing, identifying, and managing cybersecurity risks and for evaluating the effectiveness of its cybersecurity program includes periodic risk assessments and testing of its systems, processes and procedures through audits, penetration testing, vulnerability scans, tabletop exercises, and other related exercises.

The Company has an incident response program designed to enable the Company to respond to cybersecurity incidents, coordinate as appropriate with law enforcement and other government agencies, notify clients and customers, as applicable, and recover from such incidents. In addition, the Company actively partners with appropriate government and law enforcement agencies and peer industry forums to participate in threat intelligence discussions and simulations to assist with understanding the full spectrum of cybersecurity risks and enhancing defenses and improving resiliency in the Company’s operating environment.

The Company engages third parties on a regular basis to assess, test, audit or assist with the implementation of risk management strategies, policies, and procedures to enhance the detection and management of cybersecurity risks. Cybersecurity risk management strategies include but are not limited to, consultants who assist with assessing risks, assessing systems alignment with the NIST Cybersecurity Framework and FFIEC standards, penetration testing, tabletop exercises and other regulatory agency requirements.

The Company maintains a process to evaluate and manage risks associated with third-party service providers. We conduct a full vendor due diligence review before engagement, review specific security measures in our contracts, and maintain continued monitoring during the engagement including yearly due diligence reviews.

The Information Technology Committee (the "IT Committee" or "ITC") and Audit Committee are the principal board committees that oversee the Company’s assessment and management of cybersecurity risk, including oversight of the implementation and maintenance of appropriate controls in support of the Company’s Information Security and Cybersecurity Program. Both the ITC and Audit Committee are comprised of professionals with risk management and information technology expertise to manage any material risk from a cybersecurity threat standpoint. In addition, the CIO and ISO actively participate in all IT Committee meetings.

As part of its oversight of management’s implementation and maintenance of the Company’s risk management framework, the Board of Directors receives regular updates directly from both ITC and Audit Committee concerning cybersecurity matters. These updates generally include information regarding cybersecurity and technology developments, the Company’s Information Security Program and recommended changes to that program, cybersecurity policies and practices, and ongoing initiatives to improve information security, as well as any significant cybersecurity incidents and the Company's efforts to address those incidents.

Please see Part I, Item 1C in our 2025 Annual Report for more information regarding this framework and these processes and procedures.

Sustainability Initiatives

Our Board recognizes that, as a community bank, what we do matters to our customers, employees, investors, and the communities we serve. We are committed to strengthening our communities, empowering our employees, and engaging in responsible business practices. Our Board of Directors is committed to overseeing our sustainability initiatives and as an organization we are focused on transparency and continuous improvement.

We believe that our most valuable assets are our own team members. The strength of our business is a direct result of the strength of our team members. We are committed to providing our employees professional development, competitive benefits and wages, and a level of flexibility necessary to retain, inspire and foster a skilled workforce.

2025 Highlights

The Company's commitment and dedication to the communities we serve is demonstrated through our 2025 efforts including:

●	Financing $159 million in mortgages in low to moderate income individuals and in low to moderate-income areas.
●	Funding $198 million in Community Development Lending.
●	Funded $9.0 million in affordable housing and small business investments and charitable contributions.
●	Donating 4,514 in Volunteer Community Service hours to underserved communities and achieving an average of 12 volunteer hours per employee.

We prioritize creating positive change in our communities with a focus on low to moderate income individuals and families. We believe that our strong local community ties, our extensive industry knowledge and our fast response time is a competitive advantage in our markets.

 Human Capital Resources and Management

We believe in the value of teamwork and the power of participation and collaboration. We cultivate an environment where it is understood that we need each other to be successful. We value accountability because it is essential to our success, and we accept our responsibility to hold ourselves and others accountable for meeting shareholder commitments and achieving exceptional standards of performance. We are committed to fostering an inclusive environment that empowers our employees to make more meaningful contributions within our Company and the communities we serve.

Inclusion and Belonging. The Company embraces our employees’ differences and provides equal opportunity regardless of age, color, race, ethnicity, family or marital status, gender identity, language, national origin, religion, socio-economic status or any category protected by federal, state or local law. We believe that diversity of thought and experiences results in better outcomes and empowers our employees to make more meaningful contributions within our company and communities. Our current Board of Directors is comprised of seven Asian-Americans and four Caucasians, of which eight members are men and three members are women. Our executive committee is comprised of six Asian-Americans and two Caucasians, including two members who are women. Our workforce includes 377 Asian-Americans, 26 Latin-Americans, 15 Caucasians, one Pacific Islander and three employees who identify with two or more races.

Staffing Model. The majority of our staff are regular full-time employees and we also employ regular part-time associates. As of December 31, 2025, we had 369 full-time equivalent employees. Occasionally, we may outsource job functions or use subcontractors to fill open positions to manage staffing transitions. None of our employees are represented by any collective bargaining unit or are parties to a collective bargaining agreement.

Health & Safety. We are focused on conducting our business in a safe manner and in compliance with all applicable local, state and federal safety and health regulations.

Benefits. We are committed to offering a competitive total compensation package. We regularly compare compensation and benefits with peer companies and market data, making adjustments as needed to ensure compensation stays competitive. We also offer a wide array of benefits for our associates and their families, including competitive bonus programs; comprehensive medical, dental and vision benefits; 401(k) plan including a competitive company match; flexible work schedules; paid time off and bank holidays; internal training and development; employee assistance plans; and an employee recognition program.

Communications with the Board of Directors and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board or with a committee of the Board. Such parties can contact our Board of Directors or a committee thereof by sending written correspondence by mail to:

RBB Bancorp

Board of Directors

c/o Corporate Secretary

1055 Wilshire Blvd., Suite 1200

Los Angeles, CA 90017

The Corporate Secretary is responsible for reviewing all communications addressed to our Board of Directors or any committee to determine whether such communications require Board or committee review, response or action. Generally, the Corporate Secretary will not forward to the Board of Directors or any committee any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board of Directors or any committee, then the Corporate Secretary will immediately send a copy of such communication to each director serving on the Board of Directors or on the applicable committee.

Committees of the Board

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, CNG Committee, DLC, Community Reinvestment Act Committee, ITC, ALCO and ERC.

Our Board of Directors also may establish other committees as it deems appropriate, in accordance with applicable laws and regulations and our Articles and Bylaws.

Our Board generally holds regular meetings every month. There were 16 meetings of the Board held in 2025.

The following table sets forth the membership of our Board committees, noting the members (“M”) and the chairperson (“C”) as of the date of this Proxy Statement, and the number of respective committee meetings held in 2025:

Board of Directors	Audit	Compensation, Nominating and Governance	Directors Loan	Community Reinvestment Act	Information Technology	Asset/ Liability	Enterprise Risk
Christina Kao	M	M			M		M
William A. Bennett	M			M	C	M
Robert M. Franko		M	C			M	M
Dr. James W. Kao			M	M		M
Johnny Lee			M	M	M	M	M
Joyce Wong Lee		M	M	C	M
Christopher Lin	M		M	M
David R. Morris			M		M	C	M
Geraldine Pannu		C	M	M	M
Scott Polakoff	C	M	M				M
Frank Wong	M				M	M	C
Number of Meetings Held in 2025	17	8	21	4	4	8	4

Audit Committee. Our Board of Directors has evaluated the independence of the current members of our Audit Committee and has affirmatively determined that each of the current members of our Audit Committee meet the definition of “independent director” under Nasdaq Stock Market rules, satisfy the additional independence standards under Nasdaq Stock Market rules and applicable SEC rules for Audit Committee service, and has the ability to read and understand fundamental financial statements.

It is our Board’s policy to have at least one member serving on the Audit Committee who meets the financial literacy requirements for audit committee membership under the Nasdaq Stock Market rules as well as the regulations of the Federal Deposit Insurance Corporation, and satisfies the requirements established by the SEC for qualification as an “audit committee financial expert.” The Board has determined Mr. Polakoff and Mr. Wong each satisfy the requirements established by the SEC to qualify as an “audit committee financial expert."

Our Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section and "Governance" tab. As described in its charter, our Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
•	reviewing the independence of our independent auditors;
•	reviewing actions by management on recommendations of the independent auditors and internal auditors;
•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
•	reviewing our earnings releases and reports filed with the SEC;
•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•	reviewing and approving or ratifying related party transactions; and
•	handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

The Board of Directors has designated a Bank Secrecy Act Officer ("BSAO") in accordance with Section 352 of the USA PATRIOT Act. The BSAO is also responsible for overseeing the Bank's compliance with Office of Foreign Assets Control ("OFAC") laws and regulations. The BSAO has a direct reporting line to the Chief Risk Officer and dotted reporting line to the Chair of the Audit Committee. The BSAO reports on a defined schedule to the Audit Committee and the Board of Directors.

Compensation, Nominating and Governance Committee. Our Board of Directors has evaluated the independence of the current members of our CNG Committee and has affirmatively determined that each of the current members of our CNG Committee is “independent” under Nasdaq Stock Market rules, satisfy the additional independence standards under Nasdaq Stock Market rules for compensation committee service, and also satisfy the stricter independence standards set forth in the Corporate Governance Guidelines. Our CNG Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the CNG Committee is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section  and "Governance" tab.

The CNG Committee is responsible for discharging our Board of Directors’ duties relating to the compensation, both direct and indirect, to be paid to our executive officers and the corporate governance of our organization. Among other things, the CNG committee is responsible for:

•	reviewing, monitoring and approving the Company's overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for executive officers and other employees and meets our corporate objectives;
•	monitoring compensation trends, soliciting independent advice where appropriate, and ensuring executive compensation plans are competitive to attract and retain quality executives for the Company;
•	evaluating the performance of the Company's CEO and recommending to the Board as to the appropriateness of the CEO's compensation levels;
•	reviewing the compensation arrangement paid to non-employee directors and making recommendations to the Board concerning the appropriateness of the compensation arrangement;
•	producing an annual report on executive compensation, and reviewing and approving the Company's Compensation Discussion and Analysis;
•	determining and annually updating criteria for selecting the members of the Board;
•	evaluating the size and composition of the Board and each committee in light of the operating requirements of the Company and existing corporate governance trends;
•	identifying, evaluating and recommending persons to be selected by our Board the Directors as nominees for election as directors or to fill any vacancies on our Board of Directors;
•	conducting searches for qualified individuals to become prospective directors whose skills and attributes reflect those desired;
•	evaluating the performance and effectiveness of the Board in meeting its responsibilities, and of the relationship between the Board and management;
•	reviewing and assessing, at least annually, the adequacy of the Company's Code of Ethics as well as reviewing all reports of suspicious or illegal activity, or of suspected violations of the Code of Ethics not involving audit or accounting and taking any actions as may be necessary and appropriate after reviewing such reports;
•	developing and annually reviewing the Corporate Governance Guidelines;
•	evaluating the independence of existing and prospective directors in light of the independence standards of the SEC and the NASDAQ Stock Market rules; and
•	developing and monitoring the orientation and continuing education program for directors.

Directors Loan Committee. The DLC is a Bank committee and is responsible for overseeing the Bank’s credit and lending strategies and objectives as well as approving loans over the credit authority of executive officers. Our DLC currently consists of seven non-employee directors and one executive director.

Community Reinvestment Act Committee. The CRA Committee is a Bank committee and is responsible for setting CRA strategies and monitoring the Bank’s CRA compliance. Our CRA Committee currently consists of seven voting members, including five non-employee directors, one executive director, and one executive officer, and one non-voting member, our CRA Officer.

Information Technology Committee. The ITC is a Bank committee and oversees the information technology environment priorities including IT strategies and IT proposals delivering final approvals and recommendations on IT projects ensuring all Bank information is protected. Areas of responsibility include Information Technology, Information Security, Cybersecurity, IT Risk Management, Vendor Management, and Business Continuity Planning. The ITC consists of eight voting members, including six non-employee directors, one executive director, and one executive officer, and two non-voting members, our CIO and ISO.

Asset/Liability Committee. The ALCO is responsible for directing the Company's overall acquisition and allocation of funds including management of liquidity and developing strategies for managing interest rate risk within the context of capital adequacy, asset/liability mix, economic outlook, liquidity management, market characteristics and interest rate forecast. Our ALCO currently consists of seven voting members, including five non-employee directors, one executive director, and one executive officer.

Enterprise Risk Committee. The Enterprise Risk Committee (“ERC”) is responsible for overseeing the Company’s enterprise risk management program to ensure that management operates the Bank in compliance with the Board-approved Risk Appetite Statement.  The ERC provides active oversight to risk categories applicable to all areas of the Bank, including capital, compliance (including AML/CFT and OFAC), credit, legal, liquidity, market, operational, reputational, strategic, and technology. Our ERC currently consists of five voting non-employee directors and one non-voting executive director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership by Directors and Executive Officers

The following table sets forth information as of the Record Date for the Annual Meeting, pertaining to beneficial ownership of the Company's common stock by (i) our directors, (ii) our NEOs, and (iii) all of our current directors and executive officers of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company.

The table should be read with the understanding that more than one (1) person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

Name of Beneficial Owner (1)(2)	Title	Common Stock Owned Directly	Equity Awards Exercisable or Vesting within 60 days		Amount and Nature of Beneficial Ownership		Percent of Class (3)
Christina Kao	Chair, Director	223,152	700	(4)	223,852	(8)(10)	1.31%
William Bennett	Director	4,121	700	(4)	4,821		*
Robert M. Franko	Director	11,942	700	(4)	12,642		*
Dr. James W. Kao	Director	564,062	700	(4)	564,762	(9)(10)	3.31%
Joyce Wong Lee	Director	51,285	700	(4)	51,985		*
Christopher Lin	Director	51,347	10,700	(5)	62,047		*
David R. Morris	Director	47,922	—		47,922		*
Geraldine Pannu	Director	5,721	700	(4)	6,421		*
Scott Polakoff	Director	12,966	700	(4)	13,666		*
Frank Wong	Director	4,521	700	(4)	5,221		*
Johnny Lee	Director, President and CEO	11,876	4,356	(4)	16,232		*
Lynn Hopkins	EVP, Chief Financial Officer	3,541	4,256	(6)	7,797		*
Gary Fan	EVP, Chief Operations Officer	1,436	7,452	(7)	8,888		*
Jeffrey Yeh	EVP, Chief Credit Officer	59,034	1,465	(4)	60,499		*
Mina Rizkalla	EVP, Chief Risk Officer	—	2,259	(4)	2,259		*
Executive Officers and Directors as a Group (18 in number)		1,088,749	73,752		1,162,501		6.78%
*	Indicates one percent or less.
(1)	Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security. Beneficial owner includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date.
(2)	The address for all persons who are either directors or officers of the Company is c/o RBB Bancorp, 1055 Wilshire Blvd., Suite 1200, Los Angeles, California 90017.
(3)	For each person in this table, percentage ownership is calculated by dividing the number of shares of our common stock beneficially owned by such person by the amount of 17,074,159 shares of our common stock outstanding as of the Record Date, and the number of shares of our common stock issuable under options exercisable and RSUs vesting within 60 days of the Record Date. Any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4)	Represents RSUs granted under the Company’s Amended and Restated 2017 Omnibus Stock Incentive Plan, which vest on May 8, 2026 and May 21, 2026.
(5)	Represents 10,000 vested options which are exercisable and 700 RSUs granted under the Company’s Amended and Restated 2017 Omnibus Stock Incentive Plan, which vest on May 21, 2026.
(6)	Represents 1,917 RSUs which vest on April 22, 2026 and 2,339 which vest on May 8, 2026 granted under the Company’s Amended and Restated 2017 Omnibus Stock Incentive Plan.
(7)	Represents 6,000 vested options which are exercisable and 1,452 RSUs granted under the Company’s Amended and Restated 2017 Omnibus Stock Incentive Plan, which vest on May 8, 2026.
(8)	Includes 26,000 shares owned directly by Ms. Christina Kao and 197,152 shares held in a brokerage account jointly titled in the names of Ms. Christina Kao and her father, Dr. James W. Kao, who is a director of the Company. Ms. Christina Kao holds sole voting and dispositive power over the shares held in the jointly-titled brokerage account.
(9)	Represents 201,186 shares owned directly by Dr. Kao and 362,876 shares owned jointly by Dr. Kao, and two of his adult children who are not directors or executive officers of the Company; Dr. Kao has sole voting and dispositive power over such shares. The amount reported excludes 197,152 shares held in a brokerage account jointly titled in the names of Dr. Kao and his daughter, Ms. Christina Kao, who is a director of the Company; Ms. Christina Kao holds sole voting and dispositive control over the shares held in the joint brokerage account.
(10)

The Kao family, which includes Dr. James W. Kao and Ms. Christina Kao, beneficially owns a total of 1,385,294 shares, or 8.11%. The number of shares beneficially owned excludes shares owned by other family members consisting of (i) 565,055 shares held jointly by Ruey-Chyr Kao (brother of Dr. James W. Kao) and his wife in a family trust, (ii) 9,475 shares held by Mr. Ruey-Chyr Kao and (iii) 22,150 shares held individually by Mr. Kao’s daughter, Patricia Kao.

Beneficial Owners of More than 5%

The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Exchange Act.

	Amount and Nature of Beneficial Ownership	Percent of Class
FJ Capital Management, LLC (1) 7901 Jones Branch Drive, Suite 210 McLean, VA 22102	1,511,408	8.85%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	1,066,041	6.24%
(1)	As reported in a Schedule 13 G/A filed with the SEC on November 12, 2025 for the calendar year ended December 31, 2025. FJ Capital Management, LLC, has shared voting power over 1,511,408 shares.
(2)	As reported in a Schedule 13 F filed with the SEC on December 31, 2025 for the calendar year ended December 31, 2025. BlackRock, Inc. has sole voting power over 1,066,041 shares.

EXECUTIVE compensation discussion and analysis

2025 Highlights Executive Summary

The statements included in this “Executive Compensation Discussion & Analysis” regarding future financial performance, results of operations, expectations, plans, strategies, priorities and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our 2025 Annual Report. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In this Executive Compensation Discussion & Analysis ("CD&A"), we explain our 2025 compensation program for our CEO, former CEO, CFO, and the next three highest paid executive officers, whom we collectively refer to as our Named Executive Officers or NEOs. The CNG Committee of our Board of Directors has designed our NEO compensation program to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance and the creation of long-term value for our shareholders. In designing our executive compensation program, including for our NEOs, the CNG Committee is mindful of the perspectives our key stakeholders may have with respect to executive compensation matters.

We entered 2025 with a view towards improving the Company’s key performance indicators while also moving through our planned executive management leadership changes. In late 2024, we announced the appointment of Mr. Johnny Lee as President of the Company, President and Chief Executive Officer of the Bank, and a member of the Company’s and the Bank’s Boards of Directors effective January 1, 2025. With the retirement of Mr. David Morris in May 2025, Mr. Lee also assumed the title and responsibilities of the Company’s CEO. Mr. Morris continues to serve on the Company’s and the Bank’s Board of Directors.  In addition, as previously announced, Mr. Mina Rizkalla was promoted to Executive Vice President/Chief Risk Officer and Mr. Vincent Liu transitioned to Executive Vice President/Chief of Staff with primary responsibilities over branch and deposit business development.

We focused on several key drivers to improve the Company’s financial performance year over year and demonstrated our commitment to creating long-term shareholder value. These drivers included strategic loan and retail deposit growth, resolving nonperforming assets, ongoing credit risk management, capitalizing on noninterest income opportunities, and effectively managing operating costs, tax strategies and capital initiatives. As a result, we expanded the net interest margin, grew net interest income, lowered credit costs in the latter half of the year, leveraged operating costs as we grew top line revenue, and decreased common shares outstanding.

We increased net income of $31.9 million and diluted earnings per share of $1.83 by 20% and 25%, respectively, compared to fiscal 2024. We also increased pre-tax pre-provision income of $52.5 million by 15% compared to the prior year. We successfully expanded our net interest margin for the year ended December 31, 2025 to 2.95% from 2.70% for 2024, reaching 2.99% in the fourth quarter of 2025.  We increased noninterest income as we recognized a $5.2 million Employee Retention Credit, which we had applied for in early 2024 and met all of the revenue recognition conditions during 2025, and continued with strategic SBA and single-family loan sales. While noninterest expense increased year over year, we completed several key internal initiatives, grew top line revenues and achieved a 1.88% operating expense ratio (noninterest expense to average assets).

More importantly, we improved our credit quality during 2025 as we decreased nonperforming assets by $27.6 million, or 34%, compared to the end of 2024.  We also decreased substandard loans by 25%, special mention loans by 71% and delinquent loans by 60%. This involved loan sales, payoffs, and charging off underperforming loans, all of which mostly impacted our financial results for the first half of 2025. As a result of these efforts, net income for the third and fourth quarters of 2025 stabilized and we achieved a ROAA of 0.97% and 0.96%, respectively. And, our allowance for loan losses as a percentage of total loans held for investment was 1.32% at December 31, 2025, which we consider a healthy allocation of capital.

Further, we returned $25.3 million to stockholders through quarterly dividends and stock purchases representing 4% of our previously outstanding shares of common stock. When combined with higher net earnings, tangible book value per share increased 8% to $26.42 at December 31, 2025, when compared to the end of the prior year.  We remained well-capitalized ending the year with a common equity Tier 1 ratio of 17.49%, a total capital ratio of 23.83% and a leverage ratio of 11.60%.

Finally, we made significant changes to our executive incentive compensation program over the past two years.  In redesigning our executive compensation program, our CNG Committee focused on balancing the desire to compensate, retain, and reward our NEOs for results that align with our strategic objectives while ensuring that our NEO compensation program does not create incentives that promote undue risk-taking for our organization or reward short-term actions that are not in our long-term interests. The CNG Committee believes that tying a significant portion of our NEOs’ overall compensation to our long-term profitability and the long-term performance of our stock as compared to our peers creates an appropriate balance between these objectives. To that end, as described in greater detail below in this CD&A, our CNG Committee adopted a performance-based “scorecard” methodology for determining an annual cash incentive and a separate long-term equity incentive through grants of RSUs and performance-based restricted stock units ("PRSUs") designed to align our NEOs’ long-term interests with those of our shareholders.

2025 Financial Highlights

●  Net income increased 20% from 2024 driven by higher net interest income

●  Diluted EPS increased 25% from 2024 due to net income growth and impact of stock repurchase programs

●  Net interest income increased 13% from 2024 driven by 5% average loan growth and 25 bps net interest margin expansion

●  Pre-tax pre-provision income (1) increased 15% from 2024

●  Effective tax rate decreased by 110 bps from 2024 due to effective tax planning strategies

●  Efficiency ratio improved by 94 basis points from 2024 due to operating leverage and expense controls

●  Reduced NPLs by 45% and NPAs by 34% during 2025

●  Returned $25.3 million to stockholders through quarterly dividends and stock repurchases

●  Increased tangible book value per share (2) 7.8%

2025 Executive Compensation Highlights	Named Executive Officers

2025 Say-on-Pay Results: 97% approval of compensation program.

Shareholder Outreach: Continued and enhanced shareholder outreach program, including attending investor conferences and received feedback from investors holding 30% of outstanding shares.

Updated Peer Group: Updated the compensation peer group to compare company pay and performance based on strategic priorities.

Johnny Lee, President and Chief Executive Officer

David R. Morris, Former Chief Executive Officer of the Company

Lynn Hopkins, Executive Vice President and Chief Financial Officer

Gary Fan, Executive Vice President and Chief Operations Officer

Jeffrey Yeh, Executive Vice President and Chief Credit Officer

Mina Rizkalla, Executive Vice President and Chief Risk Officer

(1)	Pre-tax pre-provision income is a non-GAAP financial measure. Pre-tax pre-provision income is calculated by subtracting noninterest expense from the sum of net interest income and noninterest income. For additional details see “Non-GAAP Financial Measures” in the Company’s 2025 Annual Report.
(2)	Tangible book value per share is a non-GAAP financial measure. The tangible book value per share is calculated by dividing tangible common equity by common shares outstanding as of December 31, 2025. For additional details see “Non-GAAP Financial Measures” for a reconciliation of tangible book value per share to its GAAP measure in the Company’s 2025 Annual Report.

For more complete information regarding our financial performance, please review our 2025 Annual Report, which is available at our website, www.royalbusinessbank.com under the "Investor Relations" section and "Governance" tab, at https://ir.rbbusa.com/financial-information/sec-filings and from the SEC at its website, www.sec.gov.

The charts below illustrate the 2025 pay mix opportunity for Mr. Lee (our current CEO) and the average 2025 pay mix opportunity for our other NEOs (other than Mr. Morris, who retired in May 2025) assuming the Target Level would be achieved.

CEO Pay Mix Opportunity:
The 2025 pay mix opportunity for our CEO, assuming a performance achievement at the Target Level, totals 56% of “variable” or “at-risk” compensation and 44% of “fixed” compensation.

Average NEO Pay Mix Opportunity:
The 2025 average pay mix for our other NEOs, assuming a performance achievement at the Target Level, totals 43% of “variable” or “at-risk” compensation and 57% of “fixed” compensation.

What Guides Our Program

Board Responsiveness to 2025 Say-on-Pay and Shareholder Feedback. The result of our non-binding advisory vote to approve our executive compensation (“say-on-pay”) at the 2025 annual meeting of shareholders yielded approximately 97% support for our executive compensation program. The CNG Committee views the overwhelming approval for our executive compensation program at our 2025 annual meeting as support for the numerous steps that the CNG Committee has taken in the past to better align our executive compensation program with the interests of our shareholders.

Our CNG Committee values feedback from our shareholders. The CNG Committee has been highly focused on better understanding the concerns and perspectives of our shareholders and their voting decisions with respect to our executive compensation program. We regularly meet with our shareholders to discuss business topics, seek feedback on our performance, and address other matters, such as executive compensation. We attend our market makers investor conferences to meet with institutional investors and we strive to meet with local investors at least annually.

Through these exchanges, we gained greater appreciation for our shareholders’ views on compensation philosophies, annual and long-term incentive designs, performance metrics and governance. We reviewed the feedback with senior management, the CNG Committee, and the entire Board. As a result of our shareholder engagement in the past, the CNG Committee also engaged Pearl Meyer, a leading independent compensation consulting firm, to regularly gain further insight on current pay practices to ensure our approach effectively balances competitive market practices, shareholder expectations, best-practice governance standards and our business strategy.

What We Heard and What We Did. As a result of our outreach efforts, we overhauled our executive compensation program in 2024 to more closely align our program with market best practices and shareholder feedback. Below is a summary of the changes implemented in 2024 and also used for the 2025 executive compensation program.

What We Heard	What We Did
Shareholders would like clearer parameters around annual incentives	We modified the payment structure to separate Cash Incentive Plan Awards from Equity Incentive Plan Awards and set clear parameters around the annual Cash Incentive Plan Awards and long-term equity awards. The annual cash incentives are measured and determined separately from time-based or performance-based equity awards. See “Annual Incentive Plan” under “2025 Executive Compensation Decisions in Detail” in this CD&A for details.

Shareholders would like to see more “good governance” practices	We adopted risk-mitigating policies to strengthen our compensation governance including a Mandatory Recovery of Compensation Policy and Clawback Policy. We adopted a Share Ownership Policy requiring certain Executive Officers and non-employee Directors to own a certain level of Company stock to align their interests with the interests of our shareholders. We adopted new corporate governance guidelines and reviewed and revised our Code of Ethics, Board committee charters, and all governance policies, including our Insider Trading Policy. See “Compensation Governance Practices” below and “Other Compensation Policies, Practices, and Guidelines” in this CD&A for more information.

Shareholders sought more clarity in our executive compensation program disclosure	We have provided enhanced transparency about our program in this CD&A, including more details about our executive compensation philosophy, overall program structure, incentive plan goals and results, and our good governance practices.

Shareholders would like to see performance-based long-term incentive awards	We implemented a new long-term incentive structure which provides for 50% (at target) of the equity awards to be granted in performance-based incentive awards and 50% in time-based incentive awards to reward continuity of service.

The Company’s executive compensation program continues to evolve, and we will continue our shareholder engagement efforts to facilitate open and ongoing dialogues with key stakeholders to help ensure we have a regular understanding of investor perspectives. We will also continue to consider the feedback we receive from our major shareholders and the outcome of say-on-pay votes when making compensation decisions regarding our NEOs.

Compensation Governance Practices

Our executive compensation program includes the following practices and policies, which promote sound compensation governance and are in the best interests of our shareholders:

What We Do	What We Don't Do
✔ Emphasize variable pay over fixed pay, with a significant portion of short-term and long-term incentives tied to our financial performance	× No tax gross-up payments
✔ Maintain a clawback policy	× No guaranteed bonuses
✔ Maintain a robust insider trading policy	× No Supplemental Executive Retirement Plans
✔ Engage an independent compensation consultant	× No excessive perquisites
✔ Conduct an annual say-on-pay vote	× No repricing of options without shareholder approval
✔ Conduct an annual compensation risk assessment, including periodically re-evaluating and/or updating our peer group	× No multi-year stock grants
✔ Provide minimum performance thresholds for vesting PRSUs	× No hedging or pledging of our stock by directors and executives
✔ Establish stock ownership requirements for directors and certain executives	× No "single-trigger" cash change-in-control payments for active NEOs

Compensation Philosophy

Our executive compensation philosophy is intended to forge critical connections between performance, long-term value creation, employee engagement and retention, compensation governance and our cultural values. To that end, our executive compensation program is grounded in the following principles:

Pay for Performance	A significant portion of an executive’s total compensation should be variable and dependent upon the attainment of specific and measurable performance goals.
Shareholder Alignment	Executives should be compensated through pay elements designed to incentivize the creation of long-term value for our shareholders, as well as foster a culture of ownership.
Attraction and Retention	The executive compensation program should enable the Company to attract and retain high-caliber talent with exceptional leadership capabilities.

Elements of Compensation

We compensate our NEOs primarily through a combination of base salary and performance-based incentives, using a mix of fixed and variable pay, with an emphasis on variable pay. The program is structured to create a meaningful balance between achieving strong short-term results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by the CNG Committee based on the short- and long-term objectives of the business.

Our CNG Committee believes the executive compensation packages provided to our executives, including the NEOs, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Pay Element	How It Is Paid	Purpose
Base Salary (Fixed)	Cash

Reflects each NEO’s position, experience, individual performance, and expertise. Salary levels are set with the intention to attract, retain, motivate, and reward quality executives in the competitive banking marketplace.

Annual Incentive Compensation (At-risk)	Cash	Value of annual cash incentives is based on achievement of annual performance goals and is therefore variable compensation.
Long-Term Incentive Compensation (At-risk)	Equity	To reward for long-term shareholder value creation through the grant of equity-based awards. Awards under our long-term incentive program are a mix of PRSUs (which vest based on the achievement of performance goals, and continued service) and RSUs (which vest based on continued service). This compensation is variable because it requires the attainment of pre-established performance goals and/or continued service, which also requires satisfactory performance over time.

The CNG Committee also has the ability to grant other types of equity awards pursuant to our Amended and Restated 2017 Omnibus Stock Incentive Plan (the “2017 Plan” or “OSIP”).

Decision-Making Process

Role of the Compensation Committee. Our CNG Committee is a standing committee appointed by our Board of Directors to oversee our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans. The CNG Committee is comprised of independent, non-employee members of the Board. The CNG Committee collaborates closely with an independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the CNG Committee’s authority and responsibilities are specified in the CNG Committee’s charter, which is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” section and "Governance" tab. The CNG Committee makes all final compensation and equity award decisions regarding our NEOs and the independent members of the full Board ratify the recommendation of the CNG Committee. Please also see additional discussion on our CNG Committee set forth above under "Corporate Governance and Other Board Matters – CNG Committee."

Role of Management. The CEO attends regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. The CEO recommends adjustments to base salaries, annual cash incentives and equity award amounts for the other NEOs. The CEO does not participate in the deliberations of the CNG Committee regarding his own compensation.

Role of the Compensation Consultant. From time to time, our CNG Committee seeks advice from outside experts in the executive compensation field to provide input on both director compensation and executive compensation matters. In 2025, the CNG Committee engaged Pearl Meyer for general assistance in executive compensation matters. In accordance with the rules of the Nasdaq Stock Market, the CNG Committee took appropriate actions to consider the independence of Pearl Meyer and determined there was no conflict of interest.

The Role of Benchmarking and Peer Groups. For 2025, the CNG Committee compared our executive compensation program to the executive compensation programs of a group of companies that are comparable in terms of industry, size and geography. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed) and performance results, understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the year to develop an executive compensation program that remains appropriately aligned with market-best practices.

The CNG Committee selected a new peer group in 2025 to serve as both a comparison of market levels of compensation as well as a benchmark (through the relative total shareholder return measure of the PRSUs) for company performance based on the current strategic priorities the Company is focused on achieving.  In developing the 2025 peer group, the CNG Committee selected companies that were, on balance, of similar size and scope as the Company (assets between $2 billion and $10 billion, and market capitalization between $100 million and $1.3 billion, as compared to the Company’s then current assets and market capitalization of $4.0 billion and $310 million, respectively). The CNG Committee prioritized companies that compete with the Company for business and talent or have similar strategic priorities, which include banks that have lower concentrations of mortgage banking operations and higher concentrations of noninterest-bearing deposits in the funding mix. The 2025 peer group includes some of the same companies from the 2024 peer group in addition to some new companies.

The 2025 peer group was as follows:

Byline Bancorp, Inc.	Old Second Bancorp, Inc.
California BanCorp	OP Bancorp
Central Pacific Financial Corp.	PCB Bancorp
Five Star Bancorp	Peapack-Gladstone Financial Corporation
Hanmi Financial Corporation	Ponce Financial Group, Inc.
Heritage Commerce Corp	Preferred Bank
Metropolitan Bank Holding Corp.

It is important to note that the CNG Committee does not rely exclusively on comparative data from the peer group when setting compensation for our NEOs. While peer group information can help identify general trends in executive compensation practices and overall executive compensation, the CNG Committee recognizes there can be meaningful differences between the Company and its peer group members. In addition to peer group data, the CNG Committee also reviews compensation information from survey sources of similarly sized peers, direct market share competitors and considers many other factors such as individual and company performance, position and associated responsibilities, retention and stability of the executive management team, tenure, and succession considerations.

Pearl Meyer evaluated the Company’s executive compensation program and then specifically compared the Company’s targeted Total Direct Compensation (salary, annual incentives, and long-term incentives) by officer title to survey sources of similarly sized banks and the Company’s new 2025 peer group. Pearl Meyer concluded the Company’s targeted Total Direct Compensation for the CEO was below the market median and for the NEOs (other than our CEO) was generally at or below the market median.

2025 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Base Salary. Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. The CNG Committee reviews and approves base salaries of our NEOs and establishes the compensation of our CEO. In approving the base salary of each NEO, the CNG Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The CNG Committee also considers factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. The CEO does not make compensation recommendations for himself.

In March 2025, the CNG Committee approved increases to the base salary of two of our NEOs to recognize and reflect changes in roles and responsibilities and to better align their salaries with the market median.

NEO	2025 Salary	2024 Salary	Percentage Increase
Johnny Lee	$600,000	$584,000	2.74%
David Morris (1)	674,000	674,000	0.00%
Lynn Hopkins	410,000	410,000	0.00%
Gary Fan	350,000	350,000	0.00%
Jeffrey Yeh	353,000	353,000	0.00%
Mina Rizkalla (2)	335,000	300,000	11.67%
(1)	Mr. Morris retired from his position as CEO of the Company in May 2025.
(2)	Mr. Rizkalla’s pay increase includes his promotion to Executive Vice President/Chief Risk Officer.

Annual Incentive Plan. The Annual Incentive Plan ("AIP") provided our NEOs the opportunity to earn a performance-based annual cash incentive. Actual payouts depend on the achievement of pre-determined financial performance objectives. For the NEOs, payouts can range from 0% to 150% of target award amounts. Annual cash incentives reward both the achievement of short-term financial goals as well as the execution of activities to advance our strategic priorities. Target annual cash incentive opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and their ability to impact overall results. The 2025 annual incentive targets also took into consideration that such incentives earned would be paid in cash and any long-term incentives, such as RSUs and PRSUs, would be determined and awarded separately. The CNG Committee also considers market data in setting target annual incentive amounts. Target cash incentive opportunities for NEOs for 2025 were as follows:

NEO	2025 Salary	2025 Annual Incentive Target (as a % of Salary)	2025 Annual Incentive Target ($)
Johnny Lee	$600,000	70%	$420,000
David Morris (1)	674,000	N/A	N/A
Lynn Hopkins	410,000	55%	225,500
Gary Fan	350,000	40%	140,000
Jeffrey Yeh	353,000	40%	141,200
Mina Rizkalla	335,000	35%	117,250
(1)	In light of Mr. Morris’ planned retirement from his position as CEO of the Company as of May 2025, it was determined that he would not participate in the AIP for 2025.

Performance Goals, Measures, and Scorecard Results. The AIP cash payouts are governed by our Executive and Employee Incentive Compensation Policy.  For certain executive officers, including our NEOs, any payout is tied to the achievement of certain pre-established financial measures and/or operational goals, including an evaluation of individual performance, which we collectively refer to as the “performance measures”. Individual performance is assessed in consultation with the CEO and reviewed with the CNG Committee (provided that the CEO does not take part in deliberations regarding his compensation). The performance measures are typically identified and the performance levels are set (i.e. Threshold, Target, Maximum) after the annual budget is approved for the current year by the Board, and the budget is typically completed by the end of the first quarter. The performance measures are intended to closely align with drivers in our strategic plan and other conventional financial metrics, which include earnings per share, return on average assets, net loan and retail deposit growth, and credit quality.

In order to determine the AIP cash payout for each NEO, we use a scorecard methodology. After the performance measures have been established, the performance levels are determined, and then each measure is assigned a weighting for each NEO, totaling up to 100% . After the fiscal year, the actual results are measured against the pre-established performance measures and the results are expressed as a percentage of achievement ranging from 0% to 150%.  For each NEO, the weighting assigned to each performance measure is multiplied by the actual percentage achieved to determine a payout percentage, which are then added all together to calculate an overall score.  The overall score is then multiplied by the executive’s AIP Target percentage to determine the actual payout award percentage earned. The actual payout award percentage earned is then multiplied by the executive’s base salary to determine their respective AIP cash payout. Amounts paid are subject to our clawback policies. The CNG Committee also reserves the right to adjust individual performance downward on any award payments proposed for a NEO.

The 2025 performance goals were determined in March 2025 taking into consideration the current economic environment and to address certain areas the Board of Directors identified for improvement, which typically involved substantial projects to be managed by an NEO. For the NEO's receiving over 100% for the performance measure of "Leadership", the CNG Committee determined the executive's individual contribution exceeded expectations. For the determination of the individual performance awards, the CNG Committee took into consideration leadership of key initiatives that helped drive the improved performance, such as loan production, deposit growth, nonperforming asset resolution, general credit quality improvement, tax strategies, and stock repurchase programs, as well as managing areas that contribute to long-term shareholder value such as employee relations, regulatory exams, investor relations, and corporate governance.

The following chart is a list of the performance measures used to determine the achievement of individual goals for the NEOs, and for each "Performance Measure", the pre-established "Performance Levels", the "2025 Results" and the "Percentage Achieved":

	Performance Levels
Performance Measures	Threshold 50%	Target 100%	Maximum 150%	2025 Results	Percentage Achieved (1)
	Dollar amounts in millions, except for share amounts
Earnings Per Share	$ 1.38	$ 1.73	$ 2.08	$ 1.83	115%
Return on Average Assets	0.69%	0.77%	0.85%	0.78%	109%
Efficiency Ratio	61.6%	59.6%	57.6%	59.4%	106%
NPLs / Loans HFI	1.25%	1.00%	0.84%	1.35%	0%
Loan Growth	5.5%	6.9%	8.2%	8.2%	150%
Retail Deposit Growth	4.7%	5.8%	7.0%	6.4%	125%
Leadership	50%	100%	150%	(2)	(2)

(1)	Amounts are interpolated based on 2025 Results relative to the Performance Levels, which are Threshold pays at 50%; Target pays at 100%, and Maximum pays at 150%, with the exception of leadership which was applied as an absolute percentage.
(2)	The 2025 Results and Percentage Achieved for Leadership ranged from 105% to 130%.

The table below shows the percentage weight assigned to each performance measure by NEO (with the exception of Mr. Morris) and the payout percentage based on the actual 2025 performance achieved, or the overall score assigned to each NEO. As a result of his retirement, Mr. Morris did not receive a cash incentive payment for 2025 pursuant to our AIP and therefore is not included in the following table.

		Johnny Lee		Lynn Hopkins		Gary Fan		Jeffrey Yeh		Mina Rizkalla
Performance Measures	Percentage Achieved	% Weight	Payout %	% Weight	Payout %	% Weight	Payout %	% Weight	Payout %	% Weight	Payout %
Earnings Per Share	115%	30%	34.5%	30%	34.5%	15%	17.2%	20%	23.0%	20%	23.0%
Return on Average Assets	109%	15%	16.4%	15%	16.4%	10%	10.9%	15%	16.4%	15%	16.4%
Efficiency Ratio	106%	5%	5.3%	25%	26.5%	25%	26.5%	10%	10.6%	25%	26.5%
NPLs / Loans HFI	0%	10%	0.0%	5%	0.0%	10%	0.0%	20%	0.0%	5%	0.0%
Loan Growth	150%	15%	22.5%	5%	7.5%	20%	30.0%	20%	30.0%	5%	7.5%
Retail Deposit Growth	125%	15%	18.7%	5%	6.2%	5%	6.2%	5%	6.2%	10%	12.5%
Leadership	(1)	10%	13.0%	15%	19.5%	15%	16.5%	10%	11.0%	20%	21.0%
Total		100%	110.3%	100%	110.6%	100%	107.4%	100%	97.2%	100%	106.8%
(1)	The Percentage Achieved for Leadership ranged from 105% to 130%.

Payouts under Annual Incentive Plan. The table below sets forth the 2025 cash incentive payments that our NEOs (with the exception of Mr. Morris) earned in 2025 pursuant to our AIP. When considering the 2025 AIP performance targets and actual results, and determining the amounts payable to our NEOs pursuant to our AIP, the CNG Committee took into account not only the Company’s financial performance, but each NEO’s contributions to certain strategic and operational priorities in 2025, as previously described.

	Annual Incentive Plan
NEO	Base Salary	Target (as a % of Base salary)	Payout % Earned	Cash Incentive Earned as a % of Base	Cash Incentive Earned
Johnny Lee	$600,000	70%	110.3%	77.2%	$463,345
Lynn Hopkins	$410,000	55%	110.6%	60.8%	$249,392
Gary Fan	$350,000	40%	107.4%	42.9%	$150,323
Jeffrey Yeh	$353,000	40%	97.2%	38.9%	$137,205
Mina Rizkalla	$335,000	35%	106.8%	37.4%	$125,252

Long-Term Equity Incentives. Annual long-term incentive awards are a key part of our executive compensation program. These awards help attract talent, retain key employees and align the interests of our executives with those of our shareholders by focusing on long-term value. In addition to the equity awards granted pursuant to our long-term incentive program, the CNG Committee has the ability to grant periodic equity awards, such as new-hire and promotional grants.

After review of market levels of pay, peer compensation plan practices, and taking into consideration shareholder perspectives, the CNG Committee determined the long-term equity incentives would include both PRSUs and RSUs to enhance the pay-for-performance aspect of the compensation program and to further align the interests of executive management with the Company’s shareholders. Accordingly, the CNG Committee approved equity awards for each NEO generally consisting of 50% of the award value (at target) in PRSUs and 50% of the award value (at target) in time-based RSUs. As the Chief Risk Officer, Mr. Rizkalla's award consisted of RSUs. The PRSUs awarded in 2025 allow each NEO to earn 0% to 150% of the target PRSU award based upon attainment of specified performance goals at the end of a three-year performance period. The three performance criteria are based on relative peer performance comparison and absolute performance objectives, including: relative Total Shareholder Return ("rTSR"), Return on Average Assets ("ROAA") and Return on Average Tangible Common Equity ("ROATCE"). The table below outlines the PRSU award performance goals and weightings.

Performance Measure	Weighting	Measurement	Threshold	Target	Maximum
Total Shareholder Return (1)	50%	Relative	25th Percentile	50th Percentile	75th Percentile
Return on Average Assets (2)	25%	Absolute	91.7% of Target	Approved 2027 Forecast	120% of Target
Return on Average Tangible Common Equity (2)	25%	Absolute	80% of Target	Approved 2027 Forecast	120% of Target

Payout as a % of Target			50%	100%	150%
(1)	rTSR is to be measured on a relative basis as compared to the compensation peer group established in 2025 and for the year ending December 31, 2027 (assuming the dividends during the period are reinvested in Company shares on the date paid).
(2)	ROAA and ROATCE are to be measured on an absolute basis as included in the Company's approved 3-year forecast for the year ending December 31, 2027.

The CNG Committee approved the following equity awards granted to the NEOs in 2025:

NEO	Grant Date	Time-Based RSUs	PRSUs TSR (at Target)	PRSUs ROAA (at Target)	PRSUs ROATCE (at Target)	TOTAL
Johnny Lee	5/8/2025	13,068	6,534	3,267	3,267	26,136
David R. Morris (1)		—	—	—	—	—
Lynn Hopkins	5/8/2025	7,017	3,508	1,754	1,754	14,033
Gary Fan	5/8/2025	4,356	2,178	1,089	1,089	8,712
Jeffrey Yeh	5/8/2025	4,394	2,197	1,098	1,098	8,787
Mina Rizkalla (2)	5/8/2025	5,212	—	—	—	5,212
(1)	Mr. Morris retired from his position as CEO of the Company in May 2025 and did not receive an equity award in 2025 as an employee.
(2)	This amount does not include 2,085 in RSUs granted on the same date with an annual vesting over four years in connection with Mr. Rizkalla's promotion to Chief Risk Officer.

Other Compensation Policies, Practices, and Guidelines

Clawback Policy. As part of our ongoing efforts to maintain the highest standards of corporate governance, we have adopted two separate and distinct clawback policies – our Clawback Policy and our Mandatory Recovery of Compensation Policy (the "Mandatory Clawback Policy").

Our Clawback Policy applies to all individuals who are or were Section 16 executive officers at the time they received certain incentive compensation (including cash incentives and equity awards based on financial performance) from the Company. The Clawback Policy provides that in the event of unsafe and unsound banking practices, defaulted or repurchased loans, violations of the Company's Bylaws, policies or procedures, the CNG Committee may require that all incentive-based compensation received by the executive officer be reduced by an amount that is not more than 100% of the most recent annual bonus, commission and severance payments.

Our Mandatory Clawback Policy complies with Nasdaq listing standards and SEC rules. Under the Mandatory Clawback Policy, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Board shall, subject to limited exceptions, seek to recover “excess incentive-based compensation” from each individual who is a Section 16 officer or was a Section 16 officer during the performance period for such incentive-based compensation. For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation that is based on a financial performance measure that is in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on restated amounts in the accounting restatement. The Mandatory Clawback Policy applies to incentive-based compensation for which the financial performance measure was attained during the three-year period preceding the date of the accounting restatement.

Share Ownership Policy. Our Share Ownership Policy pertains to NEOs and non-employee directors. The CNG Committee is responsible for administering and evaluating compliance with the Share Ownership Policy.

Each NEO is expected to hold Qualifying Shares (as defined below) of our common stock equal in value to one times base salary, except the CEO is expected to hold Qualifying Shares of our common stock equal in value to two times base salary, assuming the Company's common stock price is $18.00 per share. NEOs have five years from the later of March 31, 2023 or the date of becoming subject to the Share Ownership Policy to achieve the minimum ownership requirements. As of the date of this Proxy Statement, Mr. Yeh has met his share ownership requirement. The share ownership compliance date is March 31, 2028 for Mr. Fan, June 30, 2028 for Mr. Lee, April 30, 2029 for Ms. Hopkins, and January 31, 2030 for Mr. Rizkalla.

Each non-employee director is expected to hold Qualifying Shares (as defined below) of our common stock equal in value to three times their annualized monthly cash retainer for service on the board of directors. Starting in May 2025, this requirement was changed to $180,000, which represented 10,000 shares at the time of policy approval. Non-employee directors have five years from the later of the election to the Company’s or the Bank’s board of directors or the date the Share Ownership Policy was adopted (February 15, 2023), to achieve the minimum ownership requirements. As of the date of this Proxy Statement, Ms. Kao, Dr. Kao, Mr. Franko, Mr. Morris, Mr. Polakoff, Ms. Wong Lee, and Dr. Lin have met their share ownership requirement. The share ownership compliance date is February 15, 2028 for Ms. Pannu, and May 31, 2028 for Messrs. Bennett and Wong.

Qualifying Shares under the Share Ownership Policy include shares owned outright (including shares in existing brokerage accounts, and shares acquired upon stock option exercises or the vesting of RSUs or PRSUs); restricted stock or RSUs issued and held whether or not vested; shares or share equivalent units deferred; and vested stock options, where the attributed value will equal 50% of the in-the-money value of the outstanding options.

Anti-Hedging and Anti-Pledging Policies. Our Insider Trading Policy prohibits our executive officers, directors, employees and major shareholders from pledging or engaging in hedging or similar transactions in our securities, including but not limited to prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.

Benefits and Other Perquisites. The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with a 401(k) profit sharing plan, which is designed to assist in planning for retirement and securing appropriate levels of income during retirement.

Royal Business Bank 401(k) Profit Sharing Plan. The Royal Business Bank 401(k) Profit Sharing Plan (the "401(k) Plan"), is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2025, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match employee contributions on the first 6% of employee compensation at a rate of 50%, or a match of 50 cents for each $1. The Company match is contributed in the form of cash and is invested according to the employee’s investment allocation. No discretionary profit-sharing contribution was made to the 401(k) Plan for 2025.

Bank Owned Life Insurance (“BOLI”) Policies. In 2012, the Bank purchased single premium BOLI policies for certain officers and directors of the Bank to provide additional life insurance benefits to the directors and officers and to use the income from the BOLI policies to offset benefit expenses. Further, the Bank benefits from any future death benefits paid out under these BOLI policies. The Bank entered into split dollar arrangements with all executives and senior officers and directors that were under the age of 70 to pay their beneficiaries a death benefit. The amount of the split dollar arrangement for executive officers was equal to five times the executive’s annual salary in 2012, three times the senior officer’s annual salary in 2012 and $250,000 per director. In January 2017 and June 2021, the Bank purchased additional BOLI policies to increase the benefit to the executive and senior officers to December 31, 2016 salary levels and to add new officers that had joined the Bank since 2012. The directors also received an additional $150,000 in benefit. If the officer or director retires or is terminated, the split dollar arrangement terminates except in the case of change-in-control of the Company. The quantitative elements of the split dollar arrangement for our NEOs are provided in the “All Other Compensation" column of the Summary Compensation Table.

Health and Welfare Benefits. Our NEOs are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the NEOs with any health and welfare benefits that are not generally available to our other employees, except for Mr. Morris who was entitled to an annual medical examination during his tenure as Company CEO.

Perquisites. We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The CNG Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2025 included the use of a Bank-owned or leased automobile or car allowance, and other personal benefits.

Employment Agreements

We have entered into employment agreements with each of our NEOs, which generally describe the position and duties of each NEO, provide for a specified term of employment, describe base salary, bonus opportunity and other benefits and perquisites to which such NEO is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the NEOs to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Mr. David R. Morris. Mr. Morris entered into an Agreement and Release of Claims, dated February 26, 2025 (the “Retirement Agreement”), that sets forth the terms of his retirement and related voluntary termination of his employment. Pursuant to the Retirement Agreement, Mr. Morris retired and voluntarily terminated his employment in May 2025 following the 2025 annual meeting of the shareholders. In connection with his retirement, Mr. Morris agreed to a retirement package that supersedes his prior employment agreement and provides, among other things, (w) continued base salary from his termination date of May 21, 2025 through May 31, 2025, (x) reimbursement of his and his spouse’s healthcare premiums through December 31, 2025, or until he has found employment (whichever occurs first), (y) the continued vesting of all unvested equity awards during his tenure on the Board of Directors of the Company and the Bank or immediate vesting should his membership on the Boards cease for any reason, and (z) in the event a change-in-control occurs in 2025, a payment equal to his most recent annual salary and immediate vesting of all of his then existing equity awards.

Mr. Johnny Lee. Our employment agreement with Mr. Lee, dated as of July 20, 2023, as amended, provides for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The agreement provides for an annual salary, subject to periodic adjustment by our Board, restricted stock units, discretionary bonus, reimbursement of automobile expenses, expense reimbursement, medical insurance coverage and other benefit plans. If Mr. Lee is terminated by us without cause prior to a change-in-control, Mr. Lee would receive a severance payment in the amount of twelve (12) months of his then current salary, in the form of salary continuation. Following a change of control, if Mr. Lee's employment is terminated by us or our successor, without cause, or Mr. Lee's employment is terminated due to a material adverse alteration, Mr. Lee would receive (x) a severance payment in the amount of eighteen (18) months of his then current salary, (y) continuation of his medical and dental insurance coverage for eighteen (18) months or until he has found employment (whichever occurs first), and (z) the right to be issued any vested shares of stock under then existing RSU awards. Such agreement was amended during 2024, to, among other things, (i) clarify that a change-in-control severance payment shall terminate the employment agreement and the executive's employment with the Company and the Bank in all respects, and (ii) provide that following a change of control, if Mr. Lee’s employment is terminated by us or our successor, without cause, or Mr. Lee’s employment is terminated due to a material adverse alteration, Mr. Lee would also receive 100% of his annual target bonus in the year of termination. Mr. Lee's employment agreement has been amended to clarify that effective January 1, 2025, Mr. Lee's duties include all ordinary and reasonable duties customarily performed by the full-time president and CEO of a bank.

Ms. Lynn Hopkins. Our employment agreement with Ms. Hopkins, dated as of April 22, 2024, provides for a term ending April 30, 2027, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The agreement provides for an annual salary, subject to periodic adjustment by our Board, restricted stock units, discretionary bonus, reimbursement of automobile expenses, expense reimbursement, medical insurance coverage and other benefit plans. If Ms. Hopkins is terminated by us without cause prior to a change-in-control, Ms. Hopkins would receive a severance payment in the amount of six (6) months of her then current salary, in the form of salary continuation. Following a change of control, if Ms. Hopkins' employment is terminated by us or our successor, without cause, or Ms. Hopkins' employment is terminated due to a material adverse alteration, Ms. Hopkins would receive (y) a severance payment in the amount of twelve (12) months of her then current salary plus 100% of her annual target bonus in the year of termination and (z) continuation of her medical and dental insurance coverage for twelve (12) months or until she has found employment (whichever occurs first).

Mr. Gary Fan. Our employment agreement with Mr. Fan, dated as of March 22, 2023, as amended, provides for a term ending on December 4, 2025, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The agreement provides for an annual salary, subject to periodic adjustment by our Board, stock options, discretionary bonus, reimbursement of automobile expenses, expense reimbursement, medical insurance coverage, and other benefit plans. If Mr. Fan is terminated by us without cause prior to a change-in-control, Mr. Fan would receive a severance payment in the amount of six (6) months of his then current salary, in the form of salary continuation. Following a change of control, if Mr. Fan’s employment is terminated by us or our successor, without cause, or Mr. Fan’s employment is terminated due to a material adverse alteration, Mr. Fan would receive (x) a severance payment in the amount of twelve (12) months of his then current salary, (y) continuation of his medical and dental insurance coverage for twelve (12) months or until he has found employment (whichever occurs first), and (z) continued exercisability of vested options through the end of the option term. Such agreement was amended during 2024 to, among other things, (i) clarify that a change-in-control severance payment shall terminate the employment agreement and the executive's employment with the Company and the Bank in all respects, and (ii) provide that following a change of control, if Mr. Fan’s employment is terminated by us or our successor, without cause, or Mr. Fan’s employment is terminated due to a material adverse alteration, Mr. Fan would also receive 100% of his annual target bonus in the year of termination.

Mr. Jeffrey Yeh. Our employment agreement with Mr. Yeh, dated as of April 12, 2017, as amended, provides for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The agreement provides for an annual salary, subject to periodic adjustment by our Board, stock options, discretionary bonus, reimbursement of automobile expenses, expense reimbursement, medical insurance coverage, and other benefit plans. If Mr. Yeh is terminated by us without cause prior to a change-in-control, Mr. Yeh would receive a severance payment in the amount of twelve (12) months of his then current salary, in the form of salary continuation. Following a change of control, if Mr. Yeh’s employment is terminated by us or our successor, without cause, or Mr. Yeh's employment is terminated due to a material adverse alteration, Mr. Yeh would receive (x) a severance payment in the amount of twelve (12) months of his then current salary, (y) continuation of his medical and dental insurance coverage for twelve (12) months or until he has found employment (whichever occurs first), and (z) continued exercisability of vested options through the end of the option term. Such agreement was amended during 2024, among other things, to (i) clarify that a change-in-control severance payment shall terminate the employment agreement and the executive's employment with the Company and the Bank in all respects, and (ii) provide that following a change of control, if Mr. Yeh’s employment is terminated by us or our successor, without cause, or Mr. Yeh’s employment is terminated due to a material adverse alteration, Mr. Yeh would also receive 100% of his annual target bonus in the year of termination.

Mr. Mina Rizkalla. Our employment agreement with Mr. Rizkalla, dated December 19, 2024, provides for a term commencing on January 1, 2025 and ending December 31, 2027, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The agreement provides for an annual salary, subject to periodic adjustment by our Board, equity awards, discretionary bonus, reimbursement of automobile expenses, expense reimbursement, medical insurance coverage and other benefit plans. If Mr. Rizkalla is terminated by us without cause prior to a change-in-control, Mr. Rizkalla would receive a severance payment in the amount of six (6) months of his then current salary, in the form of salary continuation. Following a change of control, if Mr. Rizkalla’s employment is terminated by us or our successor, without cause, or Mr. Rizkalla’s employment is terminated due to a material adverse alteration, Mr. Rizkalla would receive (y) a severance payment in the amount of six (6) months of his then current salary plus 100% of his annual target bonus in the year of termination and (z) continuation of his medical and dental insurance coverage for six (6) months or until he has found employment (whichever occurs first).

Tax Deductibility of Compensation

The CNG Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. However, the CNG Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the CNG Committee may pay or provide, and has paid and provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Risk Assessment of Incentive Compensation

The CNG Committee reviewed the Bank’s compensation policies and practices for our NEOs, as well as the incentive plans for other employees and determined that our incentive compensation programs are not reasonably likely to have a material adverse effect on the Company. To conduct this review, the Company evaluated its practices and policies including the assessment of the mix between the fixed and variable pay elements as well as the mix between short-term and long-term incentive and retention programs, the CNG Committee's control over the establishment, review and approval of goals, the use of multiple performance measures, the CNG Committee's discretion over individual awards, and the CNG Committee's oversight of compensation programs.

The CNG Committee also evaluated whether the proposed goals or the structure of the awards might have the inadvertent effect of encouraging excessive risk or other undesirable behavior. The CNG Committee believes that its risk management framework supports risk management in the Company’s incentive arrangements, and that the risks arising from its compensation policies and practices are not likely to have a material adverse effect on the Company or the Bank.

Compensation, Nominating and Governance Committee Report

The CNG Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement as required by Item 402 of Regulation S-K promulgated under the Exchange Act and, based on this review and discussion, the CNG Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the CNG Committee:

Geraldine Pannu (Chair)

Christina Kao

Scott Polakoff

Robert Franko

Joyce Wong Lee

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding each NEO's compensation from the Company and its subsidiaries for the fiscal years ended December 31, 2025, 2024 and 2023 (or their shorter period of employment with the Company and its subsidiaries) as reported in accordance with SEC requirements.

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3)	Total ($)
Johnny Lee	2025	597,333	—		387,401	—	463,345		37,595	1,485,674
President and Chief Executive Officer	2024	583,628	58,400	(4)	360,925	—	47,795		37,670	1,088,418
	2023	298,557	100,000	(5)	229,845	—	107,319		15,500	751,221

David R. Morris	2025	261,823	—		—	—	—		69,154	330,977
Former Chief Executive Officer of the Company	2024	670,017	67,400	(4)	467,133	—	121,320		61,233	1,387,103
	2023	619,026	—		159,731	—	217,465		73,756	1,069,978

Lynn Hopkins	2025	410,000	—		208,006	—	249,392		32,817	900,215
Executive Vice President and Chief Financial Officer	2024	407,083	—		382,741	—	150,000	(6)	30,388	970,212
	2023	22,820	—		—	—	—		1,500	24,320

Gary Fan	2025	350,000	4,600	(7)	129,133	—	150,323		32,225	666,281
Executive Vice President and Chief Operations Officer	2024	350,000	35,000	(4)	198,634	—	50,596		31,599	665,829
	2023	325,000	25,000	(7)	—	—	98,804		79,250	528,054

Jeffrey Yeh	2025	353,000	—		130,250	—	137,205		38,812	659,267
Executive Vice President and Chief Credit Officer	2024	353,000	35,300	(4)	195,188	—	46,695		37,067	667,250
	2023	323,136	—		51,682	—	90,096		33,483	498,397

Mina Rizkalla	2025	329,167	—		117,263	—	125,252		9,000	580,682
Executive Vice President and Chief Risk Officer	2024	300,000	—		—	—	110,000	(8)	—	410,000
	2023	58,077	—		—	—	10,000		—	68,077
(1)

Amounts for 2025 represent PRSUs with a cliff vesting to be measured in three years and RSUs with an annual vesting schedule over three years granted under our long-term incentive program in 2025 for each NEO with the exception of Mr. Rizkalla who received time based RSUs that vest over 3 years and other time-based RSU that vest over 4 years. Mr. Rizkalla did not receive PRSUs. Amounts for 2024 represent (x) the equity-settled component of our 2023 annual incentive, which were RSUs granted with an annual vesting schedule over three years and (y) PRSUs with a cliff vesting to be measured in three years and RSUs with an annual vesting schedule over three years granted under our long-term incentive program in 2024. For 2024, Ms. Hopkins also received time-based RSUs that vest over 5 years. Amounts for 2023 represent the equity-settled component of our 2022 annual incentive which were RSUs granted with an annual vesting schedule over three years. For 2023, Mr. Lee also received time-based RSUs that vested over 3 years. The awards shown are not cash compensation received by the NEO and may not correspond to the actual value that could be realized by the NEO. Instead, the amounts represent the grant date fair value of the RSUs computed for the corresponding fiscal year, in accordance with FASB ASC Topic 718. RSUs and PRSUs that are not related to a rTSR performance condition are valued based on the closing price of our common stock on the date of the grant. PRSUs with a rTSR performance condition are valued based on a Monte Carlo simulation model at date of grant. The grant date fair value of the PRSUs granted in 2025, if earned at the maximum performance level, would equal: $266,097 for Mr. Lee (compared to $177,398 at target); $142,863 for Ms. Hopkins (compared to $95,243 at target); $88,699 for Mr. Fan (compared to $59,132 at target); and $89,464 for Mr. Yeh (compared to $59,638 at target).

(2)	Amounts represent annual cash incentives earned in 2025, 2024 and 2023, which were paid in March 2026, March 2025, and February 2024, respectively, under our AIP.
(3)	"All Other Compensation" for the NEOs during fiscal year 2025 is summarized in the next table below.
(4)	Amount represents 10% of NEO's then base salary as a "Supplemental Amount" to their 2024 AIP payment, as determined by the CNG Committee and fully described in the Company's prior year proxy statement.
(5)	2023 amount represents a signing bonus of $100,000 under Mr. Lee's employment agreement.
(6)	Amount represents project-based incentives of $150,000 earned in 2024 based on performance goals, of which $125,000 was paid in June 2024 and $25,000 was paid in March 2025.
(7)	2025 amount represents payments under the Company's recruiting bonus program; and 2023 amount represents project-based incentives under Mr. Fan's employment agreement.
(8)	Amount represents project-based incentives of $110,000 earned in 2024 based on attainment of certain goals (primarily the lifting of the Bank's BSA consent order in August 2024) of which $100,000 was paid in September 2024 and $10,000 was paid in February 2025.

All Other Compensation 2025
Name	Auto	Dividends (1)	Company 401(k) Match (2)	BOLI Income (3)	Other (4)	Total "All Other Compensation"
Johnny Lee	$18,000	$9,497	$10,098	$—	$—	$37,595
David R. Morris	$5,094	$8,190	$12,177	$5,547	$38,146	$69,154
Lynn Hopkins	$18,000	$2,429	$12,388	$—	$—	$32,817
Gary Fan	$18,000	$1,489	$12,736	$—	$—	$32,225
Jeffrey Yeh	$18,000	$3,759	$13,056	$3,997	$—	$38,812
Mina Rizkalla	$9,000	$—	$—	$—	$—	$9,000
(1)	Amount reflects cash dividends paid upon vesting of equity awards.
(2)	Amount reflects Company matching contribution under the 401(k) Plan.
(3)	Amount reflects BOLI reportable income.
(4)	Represents reimbursement of healthcare premiums through December 31, 2025 for Mr. Morris and his spouse of $20,000 and continuation of compensation through May 31, 2025 after his May retirement date of $18,146.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2025 certain information regarding grants of plan-based awards for our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Type	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Johnny Lee			$210,000	$420,000	$630,000	—	—	—	—	$—
President and Chief Executive Officer	RSU	5/8/2025	—	—	—	—	—	—	13,068	210,003
	PRSU	5/8/2025	—	—	—	6,534	13,068	19,602	—	177,398
David R. Morris			$—	$—	$—	—	—	—	—	$—
Former Chief Executive Officer of the Company			—	—	—	—	—	—	—	—
			—	—	—	—	—	—	—	—
Lynn Hopkins			$112,750	$225,500	$338,250	—	—	—	—	$—
Executive Vice President and Chief Financial Officer	RSU	5/8/2025	—	—	—	—	—	—	7,017	112,763
	PRSU	5/8/2025	—	—	—	3,508	7,016	10,524	—	95,243
Gary Fan			$70,000	$140,000	$210,000	—	—	—	—	$—
Executive Vice President and Chief Operations Officer	RSU	5/8/2025	—	—	—	—	—	—	4,356	70,001
	PRSU	5/8/2025	—	—	—	2,178	4,356	6,534	—	59,132
Jeffrey Yeh			$70,600	$141,200	$211,800	—	—	—	—	$—
Executive Vice President and Chief Credit Officer	RSU	5/8/2025	—	—	—	—	—	—	4,394	70,612
	PRSU	5/8/2025	—	—	—	2,197	4,393	6,590	—	59,638
Mina Rizkalla			$58,625	$117,250	$175,875	—	—	—	—	$—
Executive Vice President and Chief Risk Officer	RSU	5/8/2025	—	—	—	—	—	—	5,212	83,757
	RSU	5/8/2025	—	—	—	—	—	—	2,085	33,506
(1)	Represents threshold, target and maximum opportunity under the Company's AIP. Our Annual Incentive Plan is discussed under the caption "Annual Incentive Plan" in this CD&A. The amounts of the estimated future payouts under the non-equity incentive plans column represent opportunities in the event the Company met certain targets in 2025 pursuant to the terms of the AIP for each NEO, with the exception of Mr. Morris who did not participate in the AIP for 2025 in light of his planned retirement in May 2025.
(2)	Represents the threshold, target and maximum number of PRSUs that our NEOs can earn in respect to their 2025 PRSU grants under our 2017 Plan. These PRSUs are discussed above under the caption “Long-Term Equity Incentives” in this CD&A.
(3)	Amounts shown in this column reflect the number of RSUs granted under the 2017 Plan to the NEOs in 2025. These RSUs are discussed above under the caption “Long-Term Equity Incentives” in this CD&A.
(4)	See footnote 1 to the Summary Compensation Table on page 31 for additional information regarding the grant date fair value of the PRSUs and RSUs. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718. The closing price of our common stock on the May 8, 2025 grant date was $16.07 and a valuation of $11.08 for PRSUs that have a market condition. The value for the PRSUs in this column is based on the estimated future payouts under equity incentive plan awards if earned at the target performance level. All RSUs and PRSUs were granted under the 2017 Plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our NEOs regarding outstanding stock options and stock awards held by the NEOs as of December 31, 2025. Market values of RSUs and PRSUs are based on our closing stock price of $20.64 on December 31, 2025.

			Option Awards				Stock Awards			Equity Incentive Plan Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, or Units That Have Not Vested (#) (1)		Market Value of Shares, or Units That Have Not Vested ($) (2)	Number of Shares, or Units That Have Not Vested (#) (3)	Market Value of Shares, or Units That Have Not Vested ($) (2)
Johnny Lee	7/20/2023		—	—	$—	—	5,500	(5)	$113,520	—	$—
	2/21/2024		—	—	$—	—	2,196	(6)	$45,325	—	$—
	3/20/2024		—	—	$—	—	5,480	(6)	$113,107	8,221	$169,681
	5/8/2025		—	—	$—	—	13,068	(8)	$269,724	13,068	$269,724

David R. Morris	1/18/2023		—	—	$—	—	2,601	(5)	$53,685	—	$—
	2/21/2024		—	—	$—	—	4,450	(6)	$91,848	—	$—
	3/20/2024		—	—	$—	—	6,328	(6)	$130,610	—	$—

Lynn Hopkins	3/20/2024		—	—	$—	—	3,756	(6)	$77,524	5,634	$116,286
	4/22/2024		—	—	$—	—	7,666	(7)	$158,226	—	$—
	5/8/2025		—	—	$—	—	7,017	(8)	$144,831	7,016	$144,810

Gary Fan	12/21/2022	(4)	6,000	12,000	$21.17	12/21/2032	—		$—	—	$—
	2/21/2024		—	—	$—	—	2,022	(6)	$41,734	—	$—
	3/20/2024		—	—	$—	—	2,629	(6)	$54,263	3,944	$81,404
	5/8/2025		—	—	$—	—	4,356	(8)	$89,908	4,356	$89,908

Jeffrey Yeh	1/18/2023		—	—	$—	—	842	(5)	$17,379	—	$—
	2/21/2024		—	—	$—	—	1,843	(6)	$38,040	—	$—
	3/20/2024		—	—	$—	—	2,652	(6)	$54,737	3,978	$82,106
	5/8/2025		—	—	$—	—	4,394	(8)	$90,692	4,393	$90,672

Mina Rizkalla	5/8/2025		—	—	$—	—	5,212	(8)	$107,576	—	$—
	5/8/2025		—	—	$—	—	2,085	(9)	$43,034	—	$—
(1)

Represents unvested RSUs held by the NEOs as of December 31, 2025. In all cases, vesting generally is subject to continued service with the Company or one of its subsidiaries through the applicable vesting date.

(2)	Market value was determined using the December 31, 2025, closing price of the Company’s common stock of $20.64 per share.
(3)	Represents the target number of PRSUs held by the NEOs as of December 31, 2025, of which 50% are based on a market performance condition and 50% are based on absolute performance conditions. Any earned PRSUs generally vest on the third anniversary of the grant date, subject to the NEO’s continued service with the Company or one of its subsidiaries on the applicable vesting date.
(4)	Represents options granted to Mr. Fan on December 21, 2022. These options vest in five equal installments from the anniversary of the date of the grant subject to Mr. Fan’s continued service with the Company or one of its subsidiaries on the applicable vesting date.
(5)	100% of the unvested shares granted on 1/18/23 and 7/20/23 vest on their respective anniversary dates in 2026.
(6)	50% of the unvested shares granted on 2/21/24 and 3/20/24 vest on their respective anniversary date in 2026 and 2027.
(7)	25% of the unvested shares granted on 4/22/24 vest on their anniversary date in 2026, 2027, 2028, and 2029.
(8)	One third of the unvested shares granted on 5/8/25 vest on their anniversary date in 2026, 2027 and 2028.
(9)	25% of the unvested shares granted on 5/8/25 vest on their anniversary date in 2026, 2027, 2028 and 2029.

Option Exercises and Stock Vested Table

The following table shows for the fiscal year ended December 31, 2025, certain information regarding option exercises and stock vested for our NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($) (1)

Johnny Lee	—	—	9,339	$166,104
President and Chief Executive Officer
David R. Morris	—	—	8,760	$160,111
Former Chief Executive Officer of the Company
Lynn Hopkins	—	—	3,795	$62,001
Executive Vice President and Chief Financial Officer
Gary Fan	—	—	2,326	$39,887
Executive Vice President and Chief Operations Officer
Jeffrey Yeh	—	—	3,765	$69,016
Executive Vice President and Chief Credit Officer
Mina Rizkalla	—	—	—	$—
Executive Vice President and Chief Risk Officer
(1)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of our common stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

The following presents information concerning estimated payments and benefits that would be provided in certain circumstances for each of our NEOs. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change-in-control event occurred on the last business day of our fiscal year ending December 31, 2025, using the closing market price per share of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

We have entered into certain agreements with each of our NEOs that provide our NEOs with severance protections. The employment agreements provide that the NEOs will be eligible for severance benefits in certain circumstances following a termination of employment without cause, whether or not in connection with a change-in-control.

Under the employment agreements, if the executive’s employment is terminated by us following a “change-in-control,” or the executive terminated employment due to a material adverse alteration following "a change-in-control” (each, as defined in the employment agreement) then the executive will be entitled to receive the following severance payments and benefits:

●	in the case of Mr. Lee, payment in an amount equal to eighteen (18) months of his then current salary and 100% of his annual target bonus in the year of termination;

●

in the case of Ms. Hopkins and Messrs. Fan and Yeh payment in an amount equal to twelve (12) months of the executive's then current salary and 100% of the executive's annual target bonus in the year of termination;

●	in the case of Mr. Rizkalla, payment in an amount equal to six (6) months of his then current salary and 100% of his annual target bonus in the year of termination;

●	in the case of Mr. Lee, continuation of his medical and dental insurance coverage for eighteen (18) months or until he has found employment, whichever occurs earlier;

●

in the case of Ms. Hopkins and Messrs. Fan and Yeh continuation of the executive's medical and dental insurance coverage for twelve (12) months or until the executive has found employment, whichever occurs earlier;

●	in the case of Mr. Rizkalla continuation of his medical and dental insurance coverage for six (6) months or until he has found employment, whichever occurs earlier; and

●	the executive's then vested stock option awards will be exercisable over the remaining term of the awards, subject to acceleration in specified circumstances.

Additionally, all unvested awards issued under the 2017 Plan will vest in full upon a change-in-control, provided that with respect to awards that vest based on the achievement of performance goals, each executive is entitled to the number of performance shares in proportion to the number of full months of participation that have lapsed during the performance period. Notwithstanding the foregoing, RSUs do not automatically vest in a change-in-control unless the consideration paid in the change-in-control is only cash.

In addition, if an executive is terminated, prior to a change-in-control, by the Company or Bank without “cause,” then the executive will be entitled to payment of base salary for one year, for Messrs. Lee and Yeh, or six (6) months for Ms. Hopkins, Mr. Fan, and Mr. Rizkalla in the form of salary continuation.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and the Bank and continued compliance with confidentiality requirements.

Pursuant to the terms of Mr. Morris’ Agreement and Release of Claims, dated February 26, 2025 (the “Retirement Agreement”), Mr. Morris retired and voluntarily terminated his employment in May 2025 following the 2025 annual meeting of the shareholders. In connection with his retirement, Mr. Morris agreed to a retirement package that supersedes his prior employment agreement and provides, among other things, (w) continued base salary from his termination date of May 21, 2025 through May 31, 2025, (x) reimbursement of his and his spouse’s healthcare premiums through December 31, 2025, or until he has found employment (whichever occurs first), (y) the continued vesting of all unvested equity awards during his tenure on the Board of Directors of the Company and the Bank or immediate vesting should his membership on the Boards cease for any reason, and (z) in the event a change-in-control occurs in 2025, a payment equal to his most recent annual salary and immediate vesting of all of his then existing equity awards.

The following tables and discussion reflect the value of termination payments each of the NEOs would receive under their employment agreements, if they had terminated employment on December 31, 2025, under the circumstances shown, as well as the actual value of Mr. Morris’ severance benefits under his Retirement Agreement. The tables do not include accrued salary and benefits, or certain amounts that the executive would be entitled to receive under plans or arrangements that do not discriminate in scope, terms, or operation, in favor of our executive officers and that are generally available to all salaried employees. For additional information, please see the section above entitled “Employment Agreements.”

Assumptions (other than for Mr. Morris):
Date of termination	12/31/25
Stock Price at Year End	$20.64

Johnny Lee
President and Chief Executive Officer
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause Prior to a Change in control	Change-in-Control (7)	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (3)	$—	$—	$150,000	$150,000	$—	$600,000	$—	$1,320,000
Benefit Continuation (4)	$—	$—	$—	$—	$—	$—	$—	$45,000
Accelerated RSUs (5)	$—	$—	$563,255	$563,255	$—	$—	$563,255	$563,255
Accelerated PRSUs (6)	$—	$—	$41,857	$41,857	$41,857	$—	$41,857	$41,857
Total	$—	$—	$755,112	$755,112	$41,857	$600,000	$605,112	$1,970,112

David R. Morris

Former Chief Executive Officer of the Company

Mr. Morris’ severance benefits under his Retirement Agreement consisted of (x) $18,146 in base salary continuation and (y) $20,000 in reimbursement of healthcare premiums for Mr. Morris and his spouse.  The value of Mr. Morris’ unvested equity awards on his retirement date was $220,352, and such awards will continue to be settled on their regularly scheduled settlement dates following his retirement.  In addition, if a change in control of the Company had occurred after his retirement but on or before December 31, 2025, then Mr. Morris would have received a payment in the amount of $674,000 (one year of his base salary at the time of his retirement), but no such change in control occurred.

Lynn Hopkins
Executive Vice President and Chief Financial Officer
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause Prior to a Change in control	Change-in-Control (7)	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (3)	$—	$—	$102,500	$102,500	$—	$205,000	$—	$635,500
Benefit Continuation (4)	$—	$—	$—	$—	$—	$—	$—	$30,000
Accelerated RSUs (5)	$—	$—	$395,619	$395,619	$—	$—	$395,619	$395,619
Accelerated PRSUs (6)	$—	$—	$22,469	$22,469	$22,469	$—	$22,469	$22,469
Total	$—	$—	$520,588	$520,588	$22,469	$205,000	$418,088	$1,083,588

Gary Fan
Executive Vice President and Chief Operations Officer
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause Prior to a Change in control	Change-in-Control (7)	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (3)	$—	$—	$87,500	$87,500	$—	$175,000	$—	$490,000
Benefit Continuation (4)	$—	$—	$—	$—	$—	$—	$—	$30,000
Accelerated RSUs (5)	$—	$—	$192,508	$192,508	$—	$—	$192,508	$192,508
Accelerated PRSUs (6)	$—	$—	$13,959	$13,959	$13,959	$—	$13,959	$13,959
Total	$—	$—	$293,967	$293,967	$13,959	$175,000	$206,467	$726,467

Jeffrey Yeh
Executive Vice President and Chief Credit Officer
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause Prior to a Change in control	Change-in-Control (7)	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (3)	$—	$—	$88,250	$88,250	$—	$353,000	$—	$494,200
Benefit Continuation (4)	$—	$—	$—	$—	$—	$—	$—	$30,000
Accelerated RSUs (5)	$—	$—	$209,023	$209,023	$—	$—	$209,023	$209,023
Accelerated PRSUs (6)	$—	$—	$14,064	$14,064	$14,064	$—	$14,064	$14,064
Bank Owned Life Insurance, Split Dollar	$—	$—	$1,765,000	$—	$—	$—	$—	$—
Total	$—	$—	$2,076,337	$311,337	$14,064	$353,000	$223,087	$747,287

Mina Rizkalla
Executive Vice President and Chief Risk Officer
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause Prior to a Change in control	Change-in-Control (7)	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (2)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (3)	$—	$—	$83,750	$83,750	$—	$167,500	$—	$284,750
Benefit Continuation (4)	$—	$—	$—	$—	$—	$—	$—	$15,000
Accelerated RSUs (5)	$—	$—	$152,945	$152,945	$—	$—	$152,945	$152,945
Accelerated PRSUs (6)	$—	$—	$—	$—	$—	$—	$—	$—
Total	$—	$—	$236,695	$236,695	$—	$167,500	$152,945	$452,695
(1)	The above table does not include amounts for stock option awards or RSUs that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under group life insurance coverage, our accidental death and dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.
(2)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2025 of $20.64. As all accelerated options are underwater at this price, no values are shown. Upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provides for a double trigger; values presume that the acquirer assumes outstanding stock options.
(3)	The NEO employment agreements provide that in the event of a termination without cause following a change-in-control, Mr. Lee is entitled to receive a severance payment in an amount equal to eighteen (18) months of the NEO's then current salary, Ms. Hopkins and Messrs. Fan, and Yeh are entitled to receive a severance payment in an amount equal to twelve (12) months of the NEO's then current salary, and Mr. Rizkalla is entitled to receive a payment in an amount equal to six (6) months of his then current salary. Each of the NEOs (other than Mr. Morris) are also entitled to 100% of their annual target bonus in the year of termination. The terms “cause,” and “change-in-control,” have the meanings set forth in each NEO's employment agreement. The NEO employment agreements define “material adverse alteration” as (i) a material breach of the employment agreement by the Bank, (ii) a change in the executive's status or position or responsibilities that represents a demotion from their status, title, position and responsibilities, or the assignment to any significant duties which are inconsistent with such status, title or position, (iii) a reduction by the Bank in their base annual salary, or (iv) requiring the executive to be based anywhere other than the greater Los Angeles area.
(4)

The NEO employment agreements provide that in the event of a termination without cause following a change-in-control, Mr. Lee is entitled to receive eighteen (18) months of continued medical and dental insurance coverage or until he has found employment, whichever occurs earlier, Ms. Hopkins and Messrs. Yeh and Fan are entitled to receive twelve (12) months of continued medical and dental insurance coverage or until they have found employment, whichever occurs earlier, and Mr. Rizkalla is entitled to receive six (6) months of continued medical and dental insurance coverage or until he has found employment, whichever occurs earlier. We assume $2,500 monthly medical and dental coverage.

(5)	Represents the accelerated value of RSUs.
(6)	Represents the accelerated value of PRSUs, prorated for the portion of the performance period that has elapsed as of December 31, 2025. We also assume actual performance measured as of December 31, 2025 was 0% for the awards granted in 2024 and 50% for awards granted in 2025.
(7)	Represents the accelerated value of RSUs in a Change in Control for an acquisition with 100% cash consideration.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We did not grant stock options to any employee in 2025 and do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant new awards of stock options, stock appreciation rights or similar option-like instruments, we will evaluate the appropriate steps to take in relation to the foregoing.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the related SEC rule, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For fiscal year ended December 31, 2025:

●	the median of the annual total compensation of all employees of the Company (other than our CEO) was $67,645; and

●

the annual total compensation of our CEO, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $1,485,674. For this purpose, we are using Mr. Lee as our CEO. Because Mr. Lee served as an executive officer for all of 2025 and did not receive any compensation increase at the time of his appointment as CEO, it was not necessary to annualize his 2025 compensation for purposes of this disclosure.

●	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 22:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

●	Selection of Determination Date. We determined that, as of December 31, 2025, we had 377 employees.

●

Identification of Median Employee. To identify the “median employee” from our employee population, we reviewed the 2025 total compensation of our employees. Total compensation includes base salary, overtime pay, bonus, 401(k) employer match and vested RSUs as reflected in the 2025 annual compensation statements provided to each employee as part of the year-end compensation process. This methodology was consistently applied to all our employees included in the calculation.  We did not make any cost-of-living adjustments in identifying the “median employee.” Using this methodology, we identified two individuals at the median (because there was an even number of employees as of the determination date after excluding the CEO). The annual total compensation of the two individuals was substantially similar. As a result, we exercised discretion permitted by the rule and selected the lower paid employee as our median employee for purposes of calculating the 2025 annual total compensation of our “median employee”.

●

Calculation of Annual Total Compensation. Once we identified our median employee, we combined all the elements of such employee’s compensation for fiscal year ended December 31, 2025, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $67,645.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column of the “Summary Compensation Table” included in this Proxy Statement.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive “Compensation Actually Paid” (“CAP”) (as calculated in accordance with SEC rules) and certain Company performance for the fiscal years listed below. You should refer to the CD&A in this Proxy Statement for a complete description of how executive compensation relates to Company performance and how the CNG Committee makes its decisions. The CNG Committee did not consider the pay-versus-performance disclosure below in making its pay decisions for any of the fiscal years shown.

										Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Johnny Lee (1)	Compensation Actually Paid to Johnny Lee (1)(2)	Summary Compensation Table Total for David R. Morris	Compensation Actually Paid to David R. Morris(2)	Summary Compensation Table Total for Alan Thian(3)	Compensation Actually Paid to Alan Thian (2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(4)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Income (in millions)	Diluted EPS (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

2025	$1,485,674	$1,448,829	$330,977	$116,196	$—	$—	$701,611	$686,578	$157.42	$152.71	$31.95	$1.83

2024	$—	$—	$1,387,103	$1,452,466	$—	$—	$847,927	$902,246	$150.82	$143.39	$26.67	$1.47

2023	$—	$—	$1,069,978	$1,054,900	$—	$—	$504,569	$478,144	$135.84	$126.67	$42.47	$2.24

2022	$—	$—	$1,183,555	$1,159,843	$1,444,211	$(6,994)	$573,828	$562,213	142.12	127.17	$64.33	$3.33

2021	$—	$—	$—	$—	$3,414,552	$4,065,310	$733,089	$906,520	174.37	136.64	$56.91	$2.86

(1) Mr. Lee was appointed President and Chief Executive Officer of the Company and the Bank in May 2025.

(2) Amounts represent compensation actually paid (“CAP”) to the applicable CEO and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules. Compensation actually paid to our CEOs and other NEOs represents the “Total” compensation reported in the Summary Compensation Table adjusted for the value of certain items discussed below. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate CAP consist of:

Summary Compensation Table Amount for CEO Johnny Lee	2025	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$1,485,674	$—	$—	$—	$—
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	—	—	—	—
Amount added for current year service cost	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—
Total Adjustments for Pension	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(387,401)	—	—	—	—
Year-end fair value of unvested awards granted in the current year	435,818	—	—	—	—
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(60,010)	—	—	—	—
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(25,252)	—	—	—	—
Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—
Total Adjustments for Equity Awards	$(36,845)	$—	$—	$—	$—

Compensation Actually Paid (as calculated)	$1,448,829	$—	$—	$—	$—

Summary Compensation Table Amount for Former CEO David R. Morris	2025	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$330,977	$1,387,103	$1,069,978	$1,183,555	$—
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	—	—	—	—
Amount added for current year service cost	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—
Total Adjustments for Pension	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	—	(467,133)	(159,731)	(62,495)	—
Year-end fair value of unvested awards granted in the current year	—	528,689	148,645	47,976	—
Year-over-year difference of year-end fair values for unvested awards granted in prior years	2,007	8,658	(2,777)	(9,517)	—
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(19,381)	(4,851)	(1,215)	324	—
Forfeitures during current year equal to prior year-end fair value	(197,407)	—	—	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—
Total Adjustments for Equity Awards	$(214,781)	$65,363	$(15,078)	$(23,712)	$—

Compensation Actually Paid (as calculated)	$116,196	$1,452,466	$1,054,900	$1,159,843	$—

Summary Compensation Table Amount for Former CEO Alan Thian	2025	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$—	$—	$—	$1,444,211	$3,414,552
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	—	—	—	—
Amount added for current year service cost	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—
Total Adjustments for Pension	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	—	—	—	(408,405)	(1,064,400)
Year-end fair value of unvested awards granted in the current year	—	—	—	—	1,572,000
Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	—	—	—	—
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	—	—	—	5,200	143,158
Forfeitures during current year equal to prior year-end fair value	—	—	—	(1,048,000)	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—
Total Adjustments for Equity Awards	$—	$—	$—	$(1,451,205)	$650,758

Compensation Actually Paid (as calculated)	$—	$—	$—	$(6,994)	$4,065,310

Average Summary Compensation Table Amount for Non-CEO NEOs	2025	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$701,611	$847,927	$504,569	$573,828	$733,089
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	—	—	—	—
Amount added for current year service cost	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—
Total Adjustments for Pension	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(146,163)	(284,372)	(93,703)	(49,993)	(41,396)
Year-end fair value of unvested awards granted in the current year	169,104	320,429	76,583	38,378	106,235
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(28,669)	9,449	(6,268)	—	83,828
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(9,305)	8,813	(3,037)	—	24,764
Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—
Total Adjustments for Equity Awards	$(15,033)	$54,319	$(26,425)	$(11,615)	$173,431

Compensation Actually Paid (as calculated)	$686,578	$902,246	$478,144	$562,213	$906,520
(3) Effective April 8, 2022, Mr. Thian resigned from his positions as President and CEO of the Company and the Bank.
(4) Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for the following executives by year:
2025: Lynn Hopkins, Gary Fan, Jeffrey Yeh, Mina Rizkalla
2024: Lynn Hopkins, Gary Fan, Johnny Lee, Jeffrey Yeh
2023: Alex Ko, Lynn Hopkins, Gary Fan, Johnny Lee, Vincent Liu
2022: Vincent Liu, Jeffrey Yeh, Tsu Te Huang
2021: David R. Morris, Vincent Liu, Tammy Song
(5) Based on an initial investment of $100. The Peer Group used is the KBW Nasdaq Regional Banking Index.
(6) Diluted EPS is a GAAP measure.

Tabular List of Most Important Performance Measures. The financial performance measures that the Company considers to be the most important in linking CAP to our CEO to Company performance are listed below. Such performance measures are not ranked in order of importance. The role of each of these performance measures in our executive compensation program is discussed in the CD&A.

●	Diluted EPS
●	Return on Average Assets
●	Loan Growth
●	Retail Deposit Growth
●	NPLs/Loans HFI
●	Relative Total Shareholder Return
●	Return on Average Tangible Common Equity

The graphs below compare the relationship between CAP to our CEO and the average of CAP to our remaining NEOs, with:

●	The Company’s cumulative TSR and the Peer Group’s cumulative TSR (2020 - 2025)
●	The Company’s Net Income (2021 - 2025)
●	The Company Selected Measure, which is Diluted EPS (2021 - 2025)

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2025, all such persons filed ownership reports and reported all transactions on a timely basis, with the exception of 3 Form 4s for Dr. Kao related to the purchase of 10,309 shares of the Company's common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participates (whether or not we or the Bank is a direct party to the transaction), and in which any of our directors, nominees to become a director, executive officers or employees or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or in which any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person has a direct or indirect material interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management will provide our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, will be subject to termination by us or the Bank, if so directed by our Audit Committee or our Board, taking into account factors as deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the bank regulatory requirements.

As of December 31, 2025, our officers and directors as well as their immediate families and affiliated companies, taken as a group, were not indebted directly or indirectly to us, while deposits from this group totaled $73.0 million. As of December 31, 2025, several directors and their affiliates owned a total of $6.0 million of RBB's subordinated debentures and there were no related party loans. Since January 1, 2025, the highest amount of indebtedness of officers and directors as well as their immediate families and affiliated companies, taken as a group, was $0, while the largest relationship within this group totaled $36.5 million as of December 31, 2025. We expect to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Related Party Transactions

Other than the compensation arrangements with directors and executive officers described in “Executive Compensation” and the ordinary banking relationships described above, none of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions, to which we have been a party in which the amount involved exceeded or will exceed $120,000.

Certain Transactions

Other Transactions. It is anticipated that the executive officers and directors of the Company, and the companies with which they are associated, will have banking transactions with the Bank in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to loans included in such transactions will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons of similar creditworthiness that are not affiliated with the Bank, and in the opinion of management, these transactions do not involve more than a normal risk of collectability or present other unfavorable features. The aggregate limit that the Bank may lend to its insiders as a class is not greater than the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2025, the Bank and the Company did not have any extensions of credit to its directors together with their associates or any insider of the Company.

There were no transactions during 2025 to which the Bank was a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Bank’s total assets at year-end for each of the last three completed fiscal years, and in which any director (or nominee for director) of the Bank, executive officer of the Bank, any shareholder owning of record or beneficially 5% or more of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest.

Indebtedness of Management. Some of the current directors and executive officers of the Company and the companies with which they are associated have in the past been customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business. The Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of the Company, have not involved more than the normal risk of repayment or presented any other unfavorable features.

It is possible that, on the basis of sound business practices and subject to the approval of the Company's Board of Directors, the Bank may select companies owned, operated or controlled by directors to provide certain products and services to the Company. Any such purchases or transactions shall be made on reasonably competitive terms and prices and in accordance with applicable laws and regulations.

Indemnification. The Company’s Articles provide that a director of the Company will not incur any personal liability to the Company, the Bank, or its shareholders for monetary damages for certain breaches of fiduciary duty as a director. A director's liability, however, is not eliminated with respect to (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of state law, or (iv) any transaction from which the director derived an improper personal benefit. The Company’s Articles and Bylaws also provide, among other things, for the indemnification of the Company’s directors, officers and agents, and authorize the Company’s Board of Directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, such agents in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment (subject to certain limitations). It is the policy of the Company’s Board of Directors that the Company’s directors, officers and agents shall be indemnified to the maximum extent permitted under applicable law and the Company’s Articles and Bylaws, and management has obtained director and officer liability insurance covering all of the Company’s officers and directors.

PROPOSAL 2:

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) companies must provide their shareholders with the opportunity to cast an advisory vote to approve NEO compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years. In a vote held at the 2024 Annual Meeting of Shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.

The Board believes that the Company’s compensation policies and procedures are appropriately aligned with the long-term interest of its shareholders. The Board also believes that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

This Say-on-Pay proposal gives you, as a shareholder, the opportunity to endorse or not endorse our NEO pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

As described in detail in this Proxy Statement, we intend for our compensation program to align the interests of our executive officers with those of the shareholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term shareholder value. We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. Our compensation program includes:

•	base salary;
•	annual cash incentive awards;
•	long-term equity incentive awards;
•	retirement plans and other benefits; and
•	other executive benefits, such as perquisites and severance benefits.

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the CNG Committee will consider the vote of our shareholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, the 2025 compensation paid to the Company's NEOs, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the compensation of the Company’s Named Executive Officers.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee of the Board considered the qualifications and experience of Crowe LLP, and, in consultation with the Board, appointed them as independent auditors for the Company for the current fiscal year, which ends December 31, 2026. Although ratification of our independent auditors by shareholders is not required by law, the Audit Committee and Board desire to obtain the shareholders’ ratification of such appointment. If ratification of Crowe LLP as our independent auditors is not approved by shareholders, the matter will be referred to the Audit Committee for further review.

Representatives of Crowe LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Crowe LLP as the Company's independent auditors for the fiscal year ending December 31, 2026, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Crowe LLP as the Company's independent auditors for the fiscal year ending December 31, 2026.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered to the Company by Crowe for the years indicated:

	For the Years Ended
	2025	2024
Audit Fees(1)	$917,719	$977,022
Audit-Related Fees(2)	27,300	25,200
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$945,019	$1,002,222
(1)	Audit Fees are related to the integrated audit of the Company's annual financial statements for the years ended December 31, 2025 and 2024, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K for those years.
(2)	Audit Related Fees consist of the 401(k) audit.
(3)	Tax Fees would include preparation of tax returns and tax payment planning services, as well as fees related to other tax advice, tax consulting and planning.
(4)	All Other Fees would include fees such as other SEC filing and document preparation fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2025, 100% of Audit, Audit-Related and Tax Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2025, the Audit Committee met 17 times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the CEO and Chief Financial Officer prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee reviewed with both the independent auditors and the internal auditor’s audit plans, scope, and results.

The Audit Committee discussed and reviewed with the independent auditor all communications required by the Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed and reviewed the results of the independent auditor’s audit of the consolidated financial statements. The Audit Committee also reviewed and discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, with management and the independent auditors. Based upon its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

RBB BANCORP
Audit Committee
Scott Polakoff, Chair
William Bennett
Christina Kao
Christopher Lin
Frank Wong

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or Exchange Act, except to the extent we specially incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

ANNUAL REPORT

A copy of our 2025 Annual Report accompanies this Proxy Statement.

Additional copies of our 2025 Annual Report may be obtained without charge by writing to Investor Relations, RBB Bancorp, 1055 Wilshire Boulevard, Suite 1200, Los Angeles, California 90017 or by calling (213) 533-7918. This Proxy Statement and our 2025 Annual Report are also available at our website, www.royalbusinessbank.com under the “Investor Relations” section, at https://ir.rbbusa.com/financial-information/sec-filings and from the SEC at its website, www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, and Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of the annual report, proxy statement, and Notice of Internet Availability of Proxy Materials and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Equiniti Trust Company LLC if you hold registered shares. You can notify Equiniti Trust Company LLC by sending a written request to: Equiniti Trust Company LLC, ATTN Direct Transfer Compliance, 1110 Centre Point Curve, Suite 101, Mendota Heights MN 55120, or by calling Equiniti Trust Company LLC at (919) 744-2722.

PROPOSALS BY SHAREHOLDERS AT 2027 ANNUAL MEETING

Shareholder Proposals

In order for a shareholder proposal for the next annual meeting to be eligible for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8 promulgated under the Exchange Act, the Company must have received the proposal and supporting statements at its principal executive offices no later than December 11, 2026, which is one hundred twenty (120) days prior to the anniversary date we released this Proxy Statement to shareholders, unless the date of the 2027 annual meeting of shareholders is changed by more than thirty (30) days from May 21, 2027, the one-year anniversary of the Annual Meeting, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials. A shareholder must provide its proposal to the Company in writing, and it must comply with the requirements of SEC Rule 14a-8. Any such proposals should be sent to the attention of the Corporate Secretary of the Company at RBB Bancorp, 1055 Wilshire Blvd., Suite 1200 Los Angeles, CA 90017.

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by the Company for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after February 24, 2027, which is approximately forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting, unless the date of the 2027 annual meeting of shareholders has changed by more than thirty (30) days from May 21, 2027, the one-year anniversary of the Company’s Annual Meeting, in which case, the proposal must have been received a reasonable time before the Company begins to print and send its proxy materials. As of the date of this Proxy Statement, the Company has not received any notice that a shareholder intends to present a proposal at the Annual Meeting.

Director Nominations

Pursuant to our Bylaws, nominations for election of members of the Board of Directors of the Company may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the Notice of 2026 Annual Meeting of Shareholders) shall be made in writing and shall be delivered to the Company's CEO by the close of business on April 30, 2026, which is twenty-one (21) days prior to the Annual Meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance with this paragraph shall be disregarded by the Chair of the Annual Meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

In addition, to comply with the SEC universal proxy rules, shareholders who, in connection with the 2027 annual meeting of shareholders, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 22, 2027, unless the date of the 2027 annual meeting of shareholders has changed by more than thirty (30) calendar days from May 21, 2027, the one-year anniversary of the Annual Meeting, in which case such notice must be provided by the later of sixty (60) calendar days prior to the date of the 2027 annual meeting of shareholders or the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.

OTHER BUSINESS

The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT MAILING OF THE SIGNED PROXY WILL BE APPRECIATED.

RBB BANCORP
/s/ Johnny Lee
Johnny Lee
President and Chief Executive Officer

April 10, 2026

Appendix

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93432-P50365 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

RBB BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the following nine (09) directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert M. Franko
02) Christina Kao
03) James Kao
04) Johnny Lee
05) Joyce Wong Lee
06) David Morris
07) Geraldine Pannu
08) Scott Polakoff
09) Frank Wong

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Crowe LLP as RBB Bancorp's independent auditor for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V93433-P50365

RBB BANCORP
Annual Meeting of Shareholders
May 21, 2026 9:00 a.m. PT
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of RBB Bancorp (the "Company") hereby revoking any proxy heretofore given, does hereby appoint Johnny Lee and Christina Kao, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Company's 2026 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 21, 2026 at 9:00 a.m. PT, (1) telephonically by calling George Lai at (213) 699-2961 anytime in advance of the Annual Meeting, who will provide the Annual Meeting phone number and access code, or (2) by accessing the following website: https://attendee.gotowebinar.com/register/1748186558835430746 and using the proxy control number below as the access code, and participating live in the webcast, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side